                                                                    EXHIBIT 10.2


                                CREDIT AGREEMENT


                                     between


                       AFFILIATED COMPUTER SERVICES, INC.,
                                    Borrower


                      BEAR STEARNS CORPORATE LENDING INC.,
                   Administrative Agent and Syndication Agent


                            BEAR, STEARNS & CO. INC.,
                         Bookrunner and Co-Lead Arranger


                  WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION,
                    Documentation Agent and Co-Lead Arranger


                                 CERTAIN LENDERS

                                       and

                          CERTAIN SUBSIDIARY GUARANTORS


                       $550,000,000 SENIOR CREDIT FACILITY


                                 AUGUST 24, 2001

                                TABLE OF CONTENTS

                                                                                                               PAGE
SECTION 1:            DEFINITIONS AND TERMS.......................................................................1

         1.1      Definitions.....................................................................................1
         1.2      Time References................................................................................19
         1.3      Other References...............................................................................19
         1.4      Accounting Principles..........................................................................19

SECTION 2:            COMMITMENTS................................................................................19

         2.1      Term Commitments...............................................................................19
         2.2      Procedure for Term Loan Borrowing..............................................................20

SECTION 3:            TERMS OF PAYMENT...........................................................................20

         3.1      Notes and Payments.............................................................................20
         3.2      Interest and Principal Payments................................................................21
         3.3      Interest Options...............................................................................22
         3.4      Quotation of Rates.............................................................................22
         3.5      Default Rate...................................................................................22
         3.6      Interest Recapture.............................................................................22
         3.7      Interest Calculations..........................................................................23
         3.8      Maximum Rate...................................................................................23
         3.9      Interest Periods...............................................................................23
         3.10     Conversions....................................................................................24
         3.11     Order of Application...........................................................................24
         3.12     Sharing of Payments, Etc.......................................................................24
         3.13     Offset.........................................................................................25
         3.14     Booking Borrowings.............................................................................25
         3.15     Basis Unavailable or Inadequate for LIBOR......................................................25
         3.16     Additional Costs...............................................................................25
         3.17     Change In Laws.................................................................................27
         3.18     FUNDING LOSS...................................................................................27
         3.19     Taxes..........................................................................................28

SECTION 4:            FEES.......................................................................................29

         4.1      Treatment of Fees..............................................................................29
         4.2      Administrative Agent's Fees....................................................................29

SECTION 5:            SECURITY...................................................................................29

         5.1      Subsidiary Guaranty............................................................................29
         5.2      Foreign Stock Pledge...........................................................................30


                                      (i)
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
         5.3      Additional Security and Subsidiary Guaranties..................................................30
         5.4      Further Assurances.............................................................................30

SECTION 6:            CONDITIONS PRECEDENT.......................................................................31


SECTION 7:            REPRESENTATIONS AND WARRANTIES.............................................................33

         7.1      Purpose and Regulations G, T, U and X..........................................................33
         7.2      Corporate Existence, Good Standing, and Authority..............................................33
         7.3      Subsidiaries and Names.........................................................................33
         7.4      Authorization and Contravention................................................................34
         7.5      Binding Effect.................................................................................34
         7.6      Financials and Existing Debt...................................................................34
         7.7      Solvency.......................................................................................34
         7.8      Litigation.....................................................................................34
         7.9      Taxes..........................................................................................34
         7.10     Environmental Matters..........................................................................34
         7.11     Employee Plans.................................................................................35
         7.12     Properties; Liens..............................................................................35
         7.13     Government Regulations.........................................................................35
         7.14     Transactions with Affiliates...................................................................36
         7.15     Debt...........................................................................................36
         7.16     Leases.........................................................................................36
         7.17     Labor Matters..................................................................................36
         7.18     Intellectual Property..........................................................................36
         7.19     Insurance......................................................................................36
         7.20     Full Disclosure................................................................................37
         7.21     Pari Passu Debt................................................................................37
         7.22     Contingent "Earn-Out" Payments.................................................................37

SECTION 8:            AFFIRMATIVE COVENANTS......................................................................37

         8.1      Certain Items Furnished........................................................................37
         8.2      Use of Credit..................................................................................39
         8.3      Books and Records..............................................................................39
         8.4      Inspections....................................................................................39
         8.5      Taxes..........................................................................................39
         8.6      Payment of Obligation..........................................................................39
         8.7      Expenses.......................................................................................39
         8.8      Maintenance of Existence, Assets, and Business.................................................39
         8.9      Insurance......................................................................................40
         8.10     Environmental Matters..........................................................................40
         8.11     Indemnification................................................................................40
         8.12     Chief Executive Office; Material Agreements....................................................41
         8.13     Environmental Laws.............................................................................41
         8.14     After-Acquired Subsidiaries....................................................................41


                                      (ii)

SECTION 9:            NEGATIVE COVENANTS.........................................................................42

         9.1      Debt...........................................................................................42
         9.2      Loans, Advances, Acquisitions and Investments..................................................42
         9.3      Liens..........................................................................................45
         9.4      Employee Plans.................................................................................45
         9.5      Transactions with Affiliates...................................................................45
         9.6      Compliance with Laws and Documents.............................................................45
         9.7      Issuance of Securities.........................................................................46
         9.8      Distributions..................................................................................46
         9.9      Disposition of Assets..........................................................................46
         9.10     Mergers, Consolidations, and Dissolutions......................................................46
         9.11     Assignment.....................................................................................46
         9.12     Fiscal Year and Accounting Methods.............................................................47
         9.13     New Businesses.................................................................................47
         9.14     Government Regulations.........................................................................47
         9.15     Strict Compliance..............................................................................47
         9.16     Prepayments of Subordinated Notes..............................................................47
         9.17     Changes Relating to Subordinated Notes.........................................................48

SECTION 10:           FINANCIAL COVENANTS........................................................................48

         10.1     Net Worth......................................................................................48
         10.2     Funded Debt/Adjusted EBITDA Ratio..............................................................49
         10.3     Fixed-Charge Coverage..........................................................................49

SECTION 11:           DEFAULT....................................................................................49

         11.1     Payment of Obligation..........................................................................49
         11.2     Covenants......................................................................................49
         11.3     Debtor Relief..................................................................................50
         11.4     Attachment.....................................................................................50
         11.5     Payment of Judgments...........................................................................50
         11.6     Government Action..............................................................................50
         11.7     Misrepresentation..............................................................................50
         11.8     Ownership of Companies.........................................................................51
         11.9     Change of Control of the Borrower..............................................................51
         11.10    Other Funded Debt..............................................................................51
         11.11    SEC Reporting Requirements.....................................................................52
         11.12    Validity and Enforceability....................................................................52
         11.13    Material Agreements............................................................................52
         11.14    Material Adverse Event.........................................................................52
         11.15    Existing Credit Agreement Documents and Subordinated Notes.....................................52
         11.16    Employee Benefit Plans.........................................................................52


                                      (iii)

SECTION 12:           RIGHTS AND REMEDIES........................................................................53

         12.1     Remedies Upon Default..........................................................................53
         12.2     Company Waivers................................................................................54
         12.3     Performance by the Administrative Agent........................................................54
         12.4     Not in Control.................................................................................54
         12.5     Course of Dealing..............................................................................54
         12.6     Cumulative Rights..............................................................................55
         12.7     Application of Proceeds........................................................................55
         12.8     Certain Proceedings............................................................................55
         12.9     Expenditures by Lenders........................................................................55
         12.10    Diminution in Value of Collateral..............................................................55
         12.11    Expenses; Indemnification......................................................................55

SECTION 13:           THE ADMINISTRATIVE AGENT AND LENDERS.......................................................57

         13.1     Administrative Agent...........................................................................57
         13.2     Expenses.......................................................................................58
         13.3     Proportionate Absorption of Losses.............................................................59
         13.4     Delegation of Duties; Reliance.................................................................59
         13.5     Limitation of Administrative Agent's Liability.................................................59
         13.6     Default........................................................................................60
         13.7     Collateral Matters.............................................................................61
         13.8     Limitation of Liability........................................................................61
         13.9     Relationship of Lenders........................................................................62
         13.10    Benefits of Agreement..........................................................................62
         13.11    Other Agents...................................................................................62

SECTION 14:           MISCELLANEOUS..............................................................................62

         14.1     Non-Business Days..............................................................................62
         14.2     Communications.................................................................................62
         14.3     Form and Number of Documents...................................................................62
         14.4     Exceptions to Covenants........................................................................62
         14.5     Survival.......................................................................................62
         14.6     Governing Law..................................................................................63
         14.7     Invalid Provisions.............................................................................63
         14.8     Amendments, Consents, Conflicts, and Waivers...................................................63
         14.9     Multiple Counterparts..........................................................................64
         14.10    Parties........................................................................................64
         14.11    Submission To Jurisdiction; Waivers............................................................66
         14.12    Confidentiality Obligations....................................................................66
         14.13    Entirety.......................................................................................67
         14.14    WAIVERS OF JURY TRIAL..........................................................................67
         14.15    Intercreditor Agreement........................................................................67


                                      (iv)

SECTION 15:           SUBSIDIARY GUARANTY........................................................................67

         15.1     The Guaranty...................................................................................67
         15.2     Bankruptcy.....................................................................................68
         15.3     Nature of Liability............................................................................68
         15.4     Independent Obligation.........................................................................69
         15.5     Authorization..................................................................................69
         15.6     Reliance.......................................................................................69
         15.7     Subordination..................................................................................69
         15.8     Waivers; Consents..............................................................................69
         15.9     Limitation.....................................................................................71
         15.10    Additional Guarantors..........................................................................71



                                      (v)

                             SCHEDULES AND EXHIBITS

Schedule 1        -   Lenders and Commitments
Schedule 7.3      -   Companies and Names
Schedule 7.7      -   Company Solvency Schedule
Schedule 7.8      -   Litigation
Schedule 7.9      -   Tax Matters
Schedule 7.10     -   Environmental Matters
Schedule 7.11     -   Employee-Plan Matters
Schedule 7.14     -   Affiliate Transactions
Schedule 7.17     -   Labor Matters
Schedule 7.18     -   Intellectual Property Claims
Schedule 7.22     -   Contingent Earn-Out Payments
Schedule 9.1      -   Permitted Debt

Exhibit A-1       -   Note
Exhibit B         -   After-Acquired Subsidiary Guaranty
Exhibit C-1       -   Borrowing Request
Exhibit C-2       -   Conversion Notice
Exhibit C-3       -   Compliance Certificate
Exhibit D         -   Opinion of General Counsel for Obligors
Exhibit E         -   Opinion of Outside Counsel for Obligors
Exhibit F         -   Assignment and Assumption Agreement
Exhibit G         -   Intercreditor Agreement
Exhibit H         -   Second Amendment
Exhibit I         -   Pledge Agreement


                                      (vi)

                                CREDIT AGREEMENT

         THIS AGREEMENT is entered into as of August 24, 2001, between AFFILIATED COMPUTER SERVICES, INC., a Delaware corporation (the "BORROWER"), the Lenders (as defined below), BEAR STEARNS CORPORATE LENDING INC., as Administrative Agent and Syndication Agent for the Lenders, BEAR, STEARNS & CO. INC., as Bookrunner and Co-Lead Arranger, WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, as Documentation Agent and Co-Lead Arranger, and the Subsidiary Guarantors (defined below).

         The Borrower has entered into a Stock Purchase Agreement, dated as of July 18, 2001, as amended (the "STOCK PURCHASE AGREEMENT"), with Lockheed Martin Corporation and Lockheed Martin Investments, Inc. (collectively, the "SELLER") pursuant to which the Borrower has agreed to acquire all of the outstanding capital stock of Lockheed Martin IMS Corporation ("IMS") for total cash consideration of $825,000,000 (subject to adjustment as provided in the Stock Purchase Agreement) (the "IMS ACQUISITION"). The Borrower has requested that the Lenders extend a $550,000,000 senior credit facility to the Borrower to be used by the Borrower to finance a portion of the cost of the IMS Acquisition and to pay related fees and expenses. The Lenders are willing to extend the requested credit facility on the terms and conditions of this Agreement.

         ACCORDINGLY, for adequate and sufficient consideration, the Borrower, the Lenders, and the Agents agree as follows:

SECTION 1: DEFINITIONS AND TERMS.

         1.1 Definitions. As used in the Loan Documents:

         ACCOUNTS RECEIVABLE FINANCING means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey, grant a security interest in, or otherwise transfer, undivided percentage interests in the Receivables Program Assets.

         ACCOUNTS RECEIVABLE FINANCING AMOUNT means, with respect to any Accounts Receivable Financing and, without duplication, the aggregate outstanding principal amount of the undivided percentage interests in the Receivables Program Assets representing Rights to be paid a specified principal amount from such Receivables Program Assets.

         ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Company of (i) all or substantially all of the assets of a Person, or (ii) of any line of business, or division or selected assets of a Person, (b) the acquisition by any Company of more than fifty percent (50%) of any class of Voting Stock (or similar ownership interests) of any Person, or (c) a merger, consolidation, amalgamation, or other combination by any Company with another Person; provided that in any merger or similar transaction involving the Borrower, the Borrower must be the surviving entity.

         ADJUSTED EBITDA means EBITDA adjusted (a) as permitted, and in accordance with, Article 11 of Regulation S-X of the 1933 Act, and (b) to give effect to any Permitted Acquisition which occurred during the period of calculation, as if such Permitted Acquisition occurred on the first day of such period, by increasing, if positive, or decreasing, if negative, EBITDA by the EBITDA of such newly-acquired business during such period of calculation occurring prior to the date of such Permitted Acquisition; provided that, if EBITDA is proposed to be adjusted for any Permitted Acquisition, the consideration (in cash or any other consideration) for which Acquisition is $50,000,000 or more, then to be included within the period of calculation, and such adjustment: (i) the Person acquired or from which such business was acquired shall have completed (prior to such Acquisition) audited Financials covering periods within 15 months prior to the closing date of such Permitted Acquisition accompanied by an unqualified opinion of an independent certified public accountant; or (ii) the Borrower shall provide to the Administrative Agent a written report completed by an independent certified public accountant acceptable to the Administrative Agent which substantiates in all material respects the EBITDA of the acquired entity or business using due diligence procedures acceptable to the Administrative Agent.

         ADMINISTRATIVE AGENT means, at any time, Bear Stearns Corporate Lending Inc., or its successor or assigns appointed under SECTION 13, acting as the Administrative Agent for the Lenders under the Loan Documents.

         ADVANCE means, as to any Person, a loan, advance or extension of credit to, or purchase or commitment to purchase any evidences of Debt of, another Person.

         AFFILIATE of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of this definition (a) "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract, or otherwise), and (b) any individual or entity who beneficially owns, directly or indirectly, 20% or more (in number of votes) of the securities having ordinary voting power for the election of directors (or individuals performing similar functions) of another Person and any individual who is an officer or director of another Person is conclusively presumed to control that Person.

         AFTER-ACQUIRED SUBSIDIARY means each Subsidiary acquired or formed after the Closing Date.

         AGENTS means, collectively, the Administrative Agent, the Syndication Agent, the Arranger and the Documentation Agent, and "Agent" means any one of the Agents.

         AGREEMENT means this Credit Agreement.

         APPLICABLE MARGIN means as of any date of determination, (a) 1.425%, in the case of LIBOR Borrowings, and (b) 0.425%, in the case of Base-Rate Borrowings. The Applicable Margin applicable to LIBOR Borrowings and Base-Rate Borrowings shall increase by (i) 0.50% on the date which is nine months after the Closing Date, (ii) an additional 0.50% on the first anniversary of the Closing Date and (iii) an additional 0.50% on the date which is 15 months after the Closing Date.

         ARRANGER means Bear, Stearns & Co. Inc., in its capacity as Bookrunner and Co-Lead Arranger.

         ASSET SALE means any Disposition of any property or series of related dispositions of property (excluding any such Disposition permitted by CLAUSE (a) or (b) of SECTION 9.9), or any casualty or condemnation of property.

         ASSIGNEE is defined in SECTION 14.10(c).

         ASSIGNMENT is defined in SECTION 14.10(c).

         BASE RATE means, for any day, the greater of either (a) the annual interest rate most recently announced by Wells Fargo Bank, National Association at its principal office in San Francisco, California, as its prime rate, with the understanding that such prime rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference to the prime rate, and is evidenced by the recording of such prime rate after its announcement in such internal publication or publications as Wells Fargo Bank, National Association may designate, automatically fluctuating upward and downward without special notice to the Borrower or any other Person, or (b) the sum of the Federal-Funds Rate plus 0.5%.

         BASE-RATE BORROWING means a Borrowing bearing interest at the Base
Rate.

         BORROWER is defined in the preamble to this Agreement.

         BORROWING means any amount disbursed (a) under the Loan Documents by one or more Lenders to or on behalf of Borrower under the Loan Documents, either as an original disbursement of funds or a renewal, extension, or continuation of an amount outstanding, or (b) by any Lender in accordance with, and to satisfy the obligations of any Obligor, under any Loan Document.

         BORROWING DATE means the date on which funds are requested by the Borrower in a Borrowing Request.

         BORROWING REQUEST means a request, subject to SECTION 2.2, substantially in the form of EXHIBIT C-1.

         BUSINESS DAY means (a) for purposes of any LIBOR Borrowing, a day when commercial banks are open for international business in London, England other than a Saturday, Sunday or any other day on which commercial banks in New York City or authorized by Law to be closed, and (b) for all other purposes, any day other than Saturday, Sunday, and any other day on which commercial banks are authorized by Law to be closed in Texas or New York.

         CAPITAL EXPENDITURES means expenditures for the acquisition, construction, improvement or replacement of land, buildings, equipment or other fixed or capital assets or leaseholds (including, without limitation, investments in customer's securities or purchases of software or other customer assets under outsourcing contracts entered into after the Closing Date and payments under Capital Leases, but excluding expenditures properly chargeable to repairs or maintenance).

         CAPITAL LEASE means any capital lease or sublease that is required by GAAP to be capitalized on a balance sheet.

         CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq.

         CLOSING DATE means the date upon which this Agreement has been executed by the Borrower and the Credit Parties and all conditions precedent specified in
SECTION 6 have been satisfied or waived.

         CODE means the Internal Revenue Code of 1986, as amended.

         COMMITMENT means, as to any Lender, the obligation of such Lender to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on Schedule 1. The original aggregate amounts of the Commitments is $550,000,000.

         COMMITMENT PERCENTAGE means, for any Lender, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments then in effect (or, after the Term Loans are made, the percentage which such Lender's Term Loan constitutes of the aggregate Term Loans of the Lenders).

         COMPANIES means, at any time, the Borrower and each of its Subsidiaries (including, without limitation, upon consummation of the IMS Acquisition, IMS and its Subsidiaries).

         COMPLIANCE CERTIFICATE means a certificate substantially in the form of EXHIBIT C-3 as signed by a Responsible Officer.

         CONSTITUENT DOCUMENTS means, with respect to any Person, its articles or certificate of incorporation, bylaws, partnership agreements, organizational documents, limited liability company agreements, trust agreement, or such other document as may govern such Person's formation, organization, and management.

         CONVERSION NOTICE means a request, subject to SECTION 3.10, substantially in the form of EXHIBIT C-2.

         CREDIT PARTIES means the Agents and the Lenders.

         CURRENT FINANCIALS, unless otherwise specified, means the financial statements described in SECTION 6(e).

         CURRENT MATURITIES OF LONG-TERM DEBT means, as of any date, the aggregate amount of all regularly scheduled principal payments and capitalized lease payments on all long-term Debt of the Companies that are due and payable within 12 months of such date, excluding such Debt payable in connection with the Existing Credit Agreement and this Agreement.

         DEBT means, of any Person, at any time, and without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such

Person's balance sheet as liabilities, but in any event including the sum of the following: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or similar instruments; (c) all obligations to pay the deferred purchase price of property or services except trade accounts payable arising in the ordinary course of business; (d) all direct or contingent obligations in respect of letters of credit; (e) liabilities secured (or for which the holder of the Debt has an existing Right, contingent or otherwise to be so secured) by any Lien existing on property owned or acquired by that Person; (f) lease obligations that have been (or under GAAP should be) capitalized for financial reporting purposes; plus (g) all guaranties, endorsements, and other contingent obligations for Debt of others.

         DEBTOR LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws affecting creditors' Rights.

         DEFAULT is defined in SECTION 11.

         DEFAULT RATE means, for any day, an annual interest rate equal from day to day to the lesser of either (a) the rate then applicable to Base-Rate Borrowings plus 3% or (b) the Maximum Rate.

         DISPOSITION means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance or other disposition.

         DISTRIBUTION means, with respect to any shares of any Stock issued by a Person, (a) the retirement, redemption, purchase, or other acquisition for value of those securities, (b) the declaration or payment of any dividend on or with respect to those securities, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

         DOCUMENTATION AGENT means Wells Fargo Bank Texas, National Association, in its capacity as documentation agent and co-lead arranger.

         DOMESTIC SUBSIDIARY means, at any time, any Subsidiary organized under the Laws of, or domiciled within, the United States of America or one of its states.

         EBITDA means, for any period as to any Person, on a consolidated basis, and without duplication, the sum of (a) the amount of Operating Income from Continuing Operations ("OPERATING INCOME") of such Person (calculated in the same manner as such line item in the Borrower's income statement contained in the Borrower's 2000 Annual Report for the fiscal year ended June 30, 2000) for the period (whether positive or negative), plus (b) depreciation, amortization, interest and tax expense (based on the Borrower's income) deducted in calculating the amount of such Operating Income, plus (c) any extraordinary losses included within Operating Income, subject to the prior review and approval for such inclusion by the Administrative Agent, minus (d) any extraordinary gains included within Operating Income, minus (e) EBITDA (as defined in (a) through (d) above) of Non-Guaranteeing Subsidiaries which have been the subject of a Permitted IPO.

         EMPLOYEE PLAN means any employee-pension-benefit plan (a) covered by Title IV of ERISA and established or maintained by the Borrower or any ERISA Affiliate (other than a Multiemployer Plan) and (b) established or maintained by the Borrower or any ERISA Affiliate, or to which the Borrower or any ERISA Affiliate contributes, under the Laws of any foreign country.

         ENVIRONMENTAL INVESTIGATION means any environmental site assessment, investigation, audit, compliance audit, or compliance review conducted at any time or from time to time, whether at the request of the Administrative Agent or any Lender, upon the order or request of any Tribunal, or at the voluntary instigation of any Company, concerning any Real Property or the business operations or activities of any Company, including, without limitation (a) air, soil, groundwater, or surface-water sampling and monitoring, and (b) preparation and implementation of any closure or remedial plans.

         ENVIRONMENTAL LAW means any applicable Law that relates to protection of the environment or to the regulation of any Hazardous Substances, including, without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C
Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C
Section 6901 et seq.), the Clean Water Act (33 U.S.C Section 1251 et seq.), the Clean Air Act (42 U.S.C Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C Section 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C Section 11001 et seq.), the Safe Drinking Water Act (42 U.S.C Section 201 and Section 300 et seq.), the Rivers and Harbors Act (33 U.S.C Section 401 et seq.), the Oil Pollution Act (33 U.S.C Section 2701 et seq.), analogous state and local Laws, and any analogous future enacted or adopted Law.

         ENVIRONMENTAL LIABILITY means any liability, loss, fine, penalty, charge, lien, damage, cost, or expense of any kind to the extent that it results
(a) from the violation of any Environmental Law, (b) from the Release or threatened Release of any Hazardous Substance, or (c) from actual or threatened damages to natural resources.

         ENVIRONMENTAL PERMIT means any permit, or license, from any Person defined in CLAUSE (a) of the definition of Tribunal that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and rules and regulations promulgated thereunder.

         ERISA AFFILIATE means any Person that, for purposes of Title IV of ERISA, is a member of the Borrower's controlled group or is under common control with the Borrower within the meaning of Section 414 of the Code (which provisions are deemed by this Agreement to apply to Foreign Persons).

         EXISTING ADMINISTRATIVE AGENT means the administrative agent under the Existing Credit Agreement.

         EXISTING CREDIT AGREEMENT means the Credit Agreement entered into as of May 12, 2000, between the Borrower, the lenders parties thereto, Wells Fargo Bank Texas, National Association, as administrative agent and co-lead arranging agent for such lenders, Bank One,

N.A., as syndication agent and co-lead arranging agent for such lenders, Suntrust Bank, as documentation agent for such lenders, and the Bank of Tokyo Mitsubishi, Ltd., as co-agent for such lenders, and certain subsidiary guarantors.

         EXISTING LENDERS means the lenders from time to time parties to the Existing Credit Agreement.

         FEDERAL-FUNDS RATE means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination is conclusive and binding, absent manifest error) by the Administrative Agent to be equal to (a) the weighted average of the rates on overnight federal-funds transactions with member banks of the Federal Reserve System arranged by federal-funds brokers on that day, as published by the Federal Reserve Bank of New York on the next Business Day, or (b) if those rates are not published for any day, the average of the quotations at approximately 10:00 a.m. received by the Administrative Agent from three federal-funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         FINANCIALS of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP (subject to year end audit adjustments with respect to interim Financials) and (b) except as stated in SECTION 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year or other relevant period, as applicable.

         FIXED-CHARGE COVERAGE RATIO means, for any period, on a consolidated basis as to the Companies, and without duplication, the ratio of (a) the sum of
(i) EBITDA, minus (ii) Capital Expenditures (excluding payments under Capital Leases) minus (iii) Taxes actually paid in cash (each of the foregoing items
(i), (ii) and (iii) calculated for the twelve month period then ending) to (b) the sum of (i) Interest Expense plus (ii) payments under Capital Leases, plus
(iii) cash dividends paid (each of the foregoing items (i), (ii) and (iii) calculated for the twelve month period then ending) plus (iv) Current Maturities of Long-Term Debt.

         FOREIGN means, in respect of any Person, organized under the Laws of a jurisdiction other than, or domiciled outside of, the United States of America or one of its states.

         FOREIGN STOCK PLEDGE means a Lender Lien in 66-1/3% of the Voting Stock of a Foreign Subsidiary evidenced by a Security Document.

         FOREIGN SUBSIDIARY means any Subsidiary that is both Foreign and not a Domestic Subsidiary.

         FUNDED DEBT means, at any time, on a consolidated basis as to the Companies, and without duplication, the sum of: (a) all obligations for borrowed money (whether as a direct obligor on a promissory note, bond, debenture or other similar instrument, as a contingent obligation for undrawn and uncancelled letters of credit or similar instruments, as a reimbursement obligor for a drawing under a letter of credit or similar instrument, or as any other type of obligor), plus (b) all Capital Lease obligations (other than the interest component of such obligations) of any Company plus (c) any Accounts Receivable Financing Amount.

         FUNDED DEBT/ADJUSTED EBITDA RATIO means, for any date of determination, the ratio of Funded Debt at the end of the most recently completed fiscal quarter to Adjusted EBITDA of the Companies for the most recently completed four fiscal quarters.

         FUNDING LOSS means any loss, expense, or reduction in yield (but not any Applicable Margin) that any Lender reasonably incurs because (a) the Borrower fails or refuses (for any reason whatsoever other than a default by the Administrative Agent or that Lender claiming that loss, expense, or reduction in yield) to take any Borrowing that it has requested under this Agreement, or (b) the Borrower prepays or pays any Borrowing or converts any Borrowing to a Borrowing of another Type, in each case, other than on the last day of the applicable Interest Period.

         FUNDING OFFICE means the office of the Administrative Agent located at 245 Park Avenue, New York, New York, 10167, Attention of Victor Bulzacchelli (Telecopy No. (212) 272-9184).

         GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

         HAZARDOUS SUBSTANCE means any substance that is designated, defined, classified, or regulated as a hazardous waste, hazardous material, pollutant, contaminant, explosive, corrosive, flammable, infectious, carcinogenic, mutagenic, radioactive, or toxic or hazardous substance under any Environmental Law, including, without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA.

         IMS is defined in the preamble to this Agreement.

         IMS ACQUISITION is defined in the preamble to this Agreement.

         INTERCREDITOR AGREEMENT means the Intercreditor Agreement substantially in the form of EXHIBIT G.

         INTEREST EXPENSE means, for any period, the aggregate total interest expense of the Companies paid on a consolidated basis for such period, including, without limitation, to the extent included in interest expense, the interest component of capital leases, all commissions, discounts and other fees and charges owed with respect to letters of credit, commitment fees and net costs under interest rate protection agreements, all as determined in conformity with GAAP. Solely for purposes of SECTION 10, Interest Expense shall not include any non-cash interest expense.

         INTEREST PERIOD is determined under SECTION 3.9.

         INVESTMENT means, as to any Company, any Acquisition of, investment in, capital contribution to, or purchase of Stock, bonds, notes, debentures or other debt securities of, any other Person.

         LAWS means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Tribunal.

         LENDER LIEN means any present or future Lien (subject only to any applicable Permitted Lien) securing the Obligation and assigned, conveyed, or granted to or created in favor of the Existing Administrative Agent for the benefit of the Lenders and the Existing Lenders pursuant to the Security Documents and the Intercreditor Agreement.

         LENDERS means the financial institutions named on SCHEDULE 1, and, subject to this Agreement, their respective successors and permitted assigns (but not any Participant who is not otherwise a party to this Agreement).

         LIBOR means, for a LIBOR Borrowing and for each day during the relevant Interest Period, the rate per annum determined on the basis of the rate for deposits in United States dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), "LIBOR" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the annual interest rate (rounded upward, if necessary, to the nearest 0.01%) equal to the rate that deposits in United States dollars are offered to the Administrative Agent in the London interbank market at approximately 11:00 a.m. London time two (2) Business Days before the first day of that Interest Period in an amount comparable to that LIBOR Borrowing and having a maturity approximately equal to that Interest Period. In all such cases, LIBOR shall be equal the rate as so determined divided by one minus the Reserve Requirement (expressed as a decimal).

         LIBOR BORROWING means a Borrowing bearing interest at the sum of LIBOR plus the Applicable Margin.

         LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners (other than title of the lessor under an operating lease).

         LITIGATION means any action by or before any Tribunal.

         LOAN DOCUMENTS means (a) this Agreement, certificates and reports delivered under this Agreement, and exhibits and schedules to this Agreement,
(b) all agreements, documents, and instruments in favor of any Credit Party ever delivered under this Agreement or otherwise delivered in connection with all or any part of the Obligation (other than Assignments), (c) the letter agreement described in SECTION 4.2, and (d) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

         MATERIAL ADVERSE EVENT means any circumstance, development or event that, individually or collectively, is reasonably expected to result (at any time before the Commitments are fully canceled or terminated and the Obligation is fully paid and performed) in any (a) impairment of

(i) the ability of the Obligors, taken as a whole, to perform any of their payment or other material obligations under any Loan Document, (ii) the validity or enforceability of any of the Loan Documents or the ability of any Credit Party to enforce any of those obligations or any of their respective Rights under the Loan Documents, or (b) material and adverse effect on the business, assets, property, condition (financial or otherwise), results of operations or prospects of the Companies taken as a whole since June 30, 2001 (assuming the IMS Acquisition had occurred on such date).

         MATERIAL AGREEMENT means any written or oral agreement, contract, commitment or understanding under which any Company is obligated to make payments in excess of $40,000,000 in any fiscal year or is entitled to receive revenues in any fiscal year in excess of 5% of the Borrower's consolidated annual revenues for such year.

         MATURITY DATE means February 24, 2003.

         MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Law, that Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         MOODY'S means Moody's Investors Service, Inc., or, if Moody's no longer publishes ratings, another nationally recognized ratings agency acceptable to the Administrative Agent.

         MOODY'S RATING means the most recently-announced rating from time to time of Moody's assigned to any class of long-term senior, unsecured debt securities issued by the Borrower, as to which no letter of credit, guaranty (excluding guaranties of Subsidiaries), or third-party credit support is in place, regardless of whether all or any part of such Debt has been issued at the time such rating was issued.

         MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code (or any similar type of plan established or regulated under the Laws of any foreign country) to which the Borrower or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         NET CASH PROCEEDS (a) in connection with any Asset Sale, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or by the disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) of such Asset Sale, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Debt secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Stock (including, without limitation, pursuant to a Subject Securities Issuance or a Permitted IPO) or any incurrence of Debt, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

         NET INCOME of any Person means that Person's profit or loss after deducting its Tax expense.

         NET WORTH means, at any time and for any Person, its stockholders' equity (less the par value of any treasury stock) under GAAP.

         1933 ACT means the Securities Act of 1933, as amended.

         1934 ACT means the Securities and Exchange Act of 1934, as amended.

         NON-GUARANTEEING SUBSIDIARIES means Domestic Subsidiaries which are not Subsidiary Guarantors, and Foreign Subsidiaries which are neither (a) a Subsidiary Guarantor, nor (b) the subject of a Foreign Stock Pledge.

         NOTE means a promissory note substantially in the form of the attached EXHIBIT A-1.

         OBLIGATION means all present and future (a) Debts, liabilities, and obligations of any Obligor to any Credit Party or any Affiliate of any Credit Party arising under any Loan Document, whether principal, interest, fees, costs, attorneys' fees, or otherwise, and (b) renewals, extensions, and modifications of any of the foregoing.

         OBLIGORS means the Borrower, the Subsidiary Guarantors, and each other Person obligated to pay any of the Obligation or on any of whose assets any Credit Party has a Lien to secure the Obligation.

         OSHA means the Occupational Safety and Health Act of 1970, 29 U.S.C
Section 651 et seq.

         OTHER DEBT BASKET means an amount equal to the product of (i) Adjusted EBITDA calculated for each Rolling Period multiplied by (ii) 1.25.

         PARTICIPANT is defined in SECTION 14.10(b).

         PBGC means the Pension Benefit Guaranty Corporation.

         PERMITTED ACQUISITION means:

         (a) an Acquisition by any Company with respect to which each of the following requirements shall have been satisfied:

                  (i) as of the closing of such Acquisition, such Acquisition has been approved and recommended by the board of directors of the Person to be acquired or from which such business is to be acquired, if such Acquisition is material to such Person;

                  (ii) if the consideration for such Acquisition is greater than $100,000,000, the Person acquired or from which such business was acquired shall have completed (prior to such Acquisition) audited Financials covering periods within 15 months prior to the closing of such Acquisition, accompanied by an opinion of an independent certified public accountant, provided, however, that if such opinion is qualified for any reason, this requirement shall not be satisfied until the Administrative Agent has reviewed and approved (in its discretion) a written explanation for such qualification provided by the Borrower;

                  (iii) as of the closing of such Acquisition, after giving effect to such Acquisition, the Companies, on a consolidated basis, must be Solvent;

                  (iv) as of the closing of such Acquisition, (A) no event has occurred and is continuing or circumstance exists which would, upon the lapse of any grace or cure period in SECTION 11.2, result in a Default, or (B) no Default shall exist or occur as a result of, and after giving effect to, such Acquisition;

                  (v) the making and performance of the related acquisition agreements with respect to such Acquisition, and all other agreements, documents, and actions required thereunder, will not violate any provision of any Laws, except where such violation could not be a Material Adverse Event, and will not violate any provisions of the Constituent Documents of any Company, or constitute a default under any agreement by which any Company or its respective property may be bound, except where such default could not be a Material Adverse Event;

                  (vi) as of the closing of such Acquisition, (A) if such Acquisition is structured as a merger with the Borrower, then the Borrower must be the surviving entity after giving effect to such merger and (B) if such Acquisition is structured as a stock/equity acquisition, then the acquiring Company shall own not less than a fifty-one percent (51%) interest in the entity being acquired;

                  (vii) to the extent required to comply with SECTIONS 5.1(a) OR
         (b), the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such documents and instruments as it shall require to evidence: (i) the joinder of any After-Acquired Subsidiary to the Subsidiary Guaranty promptly after the date of such Acquisition, or (ii) with respect to any Foreign Subsidiary, a Foreign Stock Pledge, within sixty (60) days after the date of such Acquisition; and

                  (viii) if the Borrower receives a Moody's Rating or S&P Rating less than Baa3 or BBB-, respectively, the Borrower must obtain the prior written consent of the Required Lenders if the cash consideration of such Acquisition exceeds twenty percent (20%) of the Borrower's Net Worth calculated based on the Borrower's then most recent quarterly Financials;

         (b) the IMS Acquisition;

         (c) Acquisitions by one Company of, or--with respect to purchases of assets, businesses or divisions--from, a Person that, prior to such Acquisition, is a Company; and

         (d) any other Acquisition for which the prior written consent of the Required Lenders has been obtained.

         PERMITTED DEBT means:

         (a) the Obligation;

         (b) existing Debt of the Companies set forth in SCHEDULE 9.1;

         (c) trade payables, accrued taxes, and other liabilities that do not constitute Funded Debt;

         (d) endorsements of negotiable instruments in the ordinary course of business;

         (e) Capital Leases;

         (f) Debt owed to, and guarantees or contingent liabilities with respect to obligations of, any Company;

         (g) guarantees of obligations of Companies under equipment leasing agreements entered into in the ordinary course of business;

         (h) the Subordinated Notes and any other subordinated Debt to the extent the Rights with respect to such Debt rank at all times subordinate and inferior to the Rights of the Credit Parties under the Loan Documents on terms no less favorable to the Credit Parties than those which are customary for high yield subordinated Debt securities;

         (i) Debt arising under the Existing Credit Agreement, provided that the aggregate outstanding principal amount of such Debt may not exceed $500,000,000 at any time;

         (j) Debt (other than other Permitted Debt) arising as a result of a Lien permitted under CLAUSE (l) of the definition of Permitted Liens, provided that (i) such Debt (other than other Permitted Debt) shall be repaid within ninety (90) days of the relevant Permitted Acquisition (unless such Debt is otherwise permitted under any other clause of this definition) and (ii) the aggregate amount of such Debt (other than other Permitted Debt) may not exceed the fair market value of the assets being acquired in the relevant Permitted Acquisition; and

         (k) other Debt (other than other Permitted Debt), provided that the aggregate principal amount of such Debt, together with the sum of (i) the outstanding principal amount of the Term Loans at the time such Debt is issued,
(ii) the outstanding principal amount of any Accounts Receivable Financing permitted by SECTION 9.9(c) at the time such Debt is issued and (iii) the aggregate outstanding principal amount of any other Debt (not otherwise permitted under this definition) at the time such Debt is issued, does not exceed the Other Debt Basket at such time.

         PERMITTED IPO means an initial public offering in accordance with the 1933 Act of Stock of any Subsidiary for which the following requirements are satisfied:

         (a) more than 50% of the Voting Stock of such Subsidiary is retained by a Company;

         (b) the Stock offering listing is made on the New York, American, NASDAQ or over-the-counter, domestic stock exchanges;

         (c) the Net Worth of the Subsidiaries subject to such offerings never exceeds twenty percent (20%) of Total Net Worth, individually or in the aggregate, as determined based on the then most recent quarterly Financials;

         (d) the Adjusted EBITDA of the Subsidiaries subject to such offerings never exceeds twenty percent (20%) of Adjusted EBITDA of the Companies on a consolidated basis, individually or in the aggregate, as determined based on the then most recent quarterly Financials;

         (e) before the effective date of such offering, the Borrower has delivered a Compliance Certificate demonstrating compliance with the Loan Documents (including the financial covenants of SECTION 10) after giving effect to the offering, provided that the Funded Debt/Adjusted EBITDA Ratio reflected in such Compliance Certificate shall not be greater than 2.50 to 1.00 (excluding the EBITDA of the Subsidiaries subject to such offerings); and

         (f) as of the effective date of such offering, no Default or Potential Default shall exist or occur as a result of, and after giving effect to, such offering.

         PERMITTED LIENS means:

         (a) Liens that secure Permitted Debt, and cover the assets, described in ITEM 1 of SCHEDULE 9.1 and CLAUSE (e) in the definition of Permitted Debt (together with any renewal, extension, amendment, or modification of any such Lien) so long as (i) in the case of existing Liens securing Debt described in
ITEM 1 of SCHEDULE 9.1, the total principal amount secured by those Liens never exceeds the greater of either the total principal amount secured as of March 31, 2000 or the total maximum principal amount that may be borrowed and secured as reflected on such schedule, and (ii) in the case of Liens securing Debt described in CLAUSE (E) in the definition of Permitted Debt, those Liens never cover any assets except the assets leased with that Permitted Debt;

         (b) Lender Liens;

         (c) any interest or title of a lessor in assets being leased under an operating lease that does not constitute Debt;

         (d) banker's Liens and Rights of set off or recoupment;

         (e) pledges or deposits, that may not cover any other assets except cash proceeds of such pledges or deposits arising in the ordinary course of business, made to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs;

         (f) good-faith pledges or deposits, that may not cover any other assets except cash proceeds of such pledges or deposits arising in the ordinary course of business, (a) for 10% or less (or more if for the purchase of equipment) of the amounts due under, and made to secure, any Company's performance of bids, tenders, contracts (except for the repayment of borrowed money), or leases, or (b) made to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds benefitting any Company in the ordinary course of its business;

         (g) zoning and similar restrictions on the use of, and easements, restrictions, covenants, title defects, and similar encumbrances on, real property that do not materially impair the use of the real property and that are not violated by existing or proposed structures or land use;

         (h) if no Lien has been filed in any jurisdiction or agreed to (a) claims and Liens for Taxes not yet due and payable, (b) mechanic's Liens and materialman's Liens for services or materials and similar Liens incident to construction and maintenance of real property, in each case for which payment is not yet due and payable, (c) landlord's Liens for rental not yet due and payable, and (d) Liens of warehousemen and carriers and similar Liens securing obligations that are not yet due and payable;

         (i) the following, if the validity or amount is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP has been made, levy and execution has not issued or continues to be stayed, they do not individually or collectively detract materially from the value of the property of the Person in question or materially impair the use of that property in the operation of its business, and (other than ad valorem Tax Liens given statutory priority) they are subordinate to the Lender Liens: (a) claims and Liens for Taxes; (b) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process before adjudication of a dispute on the merits; (c) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; (d) Liens incident to construction and maintenance of real property; and (e) adverse judgments, attachments, or orders on appeal for the payment of money;

         (j) Liens on the Receivables Program Assets created pursuant to any Receivables Documents evidencing Accounts Receivables Financings permitted by
SECTION 9.9(c);

         (k) Liens to secure purchase money Debt in the equipment financed thereby constituting Permitted Debt; and

         (l) Liens assumed in connection with any Permitted Acquisition, which Liens are in existence at the time of such Permitted Acquisition and not created in contemplation of such Permitted Acquisition and which do not cover any assets other than assets acquired pursuant to such Permitted Acquisition, provided such assumed Liens are released and terminated within ninety (90) days following the effective date of such Permitted Acquisition (unless such Liens are otherwise permitted under any other clause of this definition).

         PERSON means any individual, entity, or Tribunal.

         POTENTIAL DEFAULT means any event's occurrence or any circumstance's existence that would, upon any required notice, time lapse, or both, become a Default.

         PRO RATA and PRO RATA PART mean, at any time when determined for any Lender, its Commitment Percentage.

         REAL PROPERTY means any land, buildings, fixtures, and other improvements to land now or in the future directly or indirectly owned by any Company, leased to or otherwise operated by any Company, or subleased by any Company to any other Person.

         RECEIVABLES means all Rights of the Borrower or any Subsidiary (as the "SELLER" under Receivables Documents) to payments (whether constituting accounts, chattel paper, instruments, general intangibles, or otherwise, including the Right to payment of any interest or finance charges).

         RECEIVABLES DOCUMENTS means one or more receivables purchase agreements entered into by one or more Subsidiaries, and each other instrument, agreement, and document entered into by such Subsidiary evidencing Accounts Receivable Financing.

         RECEIVABLES PROGRAM ASSETS means (a) all Receivables in which undivided percentage interests are transferred by any Company pursuant to Receivables Documents, (b) all Receivables Related Assets with respect to the Receivables described in CLAUSE (a) of this definition, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

         RECEIVABLES RELATED ASSETS means (i) any Rights arising under the documentation governing or relating to Receivables (including Rights and respective Liens securing such Receivables and other credit support in respect of such Receivables), and (ii) any proceeds of such Receivables in any lock boxes or accounts in which such proceeds are deposited.

         RELEASE means any "release" as defined under any Environmental Law.

         REPRESENTATIVES means representatives, officers, directors, employees, accountants, attorneys, and agents.

         REQUIRED LENDERS means, at any time, at least three Lenders whose Commitment Percentages aggregate at least 51%.

         RESERVE REQUIREMENT means, for any LIBOR Borrowing and for the relevant Interest Period, the total reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable Law) actually applicable to the eurocurrency fundings or liabilities of Wells Fargo Bank Texas, National Association, as of the first day of that Interest Period.

         RESPONSIBLE OFFICER means the Borrower's chairman, president, chief executive officer, chief financial officer, general counsel, or treasurer.

         REVOLVING FACILITY means the revolving facility made available pursuant to the Existing Credit Agreement.

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         ROLLING PERIOD means, on any date of determination, the most recent four fiscal quarters ended on March 31, June 30, September 30, or December 31 (as the case may be).

         S & P means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., a New York corporation, or if S & P no longer publishes ratings, then another nationally recognized ratings agency acceptable to the Administrative Agent.

         S & P RATING means the most recently-announced rating from time to time of S & P assigned to any class of long-term senior, unsecured debt securities issued by the Borrower, as to which no letter of credit, guaranty (excluding guaranties of Subsidiaries), or third-party credit support is in place, regardless of whether all or any part of such Debt has been issued at the time such rating was issued.

         SEC means the Securities and Exchange Commission.

         SECURITY DOCUMENTS means, collectively, any Foreign Stock Pledge, substantially in the form of EXHIBIT I (or in such other form as may be acceptable to the Administrative Agent), together with all related financing statements and stock powers, in form and substance satisfactory to the Administrative Agent and its legal counsel, executed and delivered by any Person in connection with this Agreement, such Foreign Stock Pledge to create a Lender Lien on the property described therein, as amended, supplemented or restated.

         SELLER is defined in the preamble to this Agreement.

         SENIOR DEBT means Debt of the Companies which ranks pari passu (without giving effect to any Liens) with the Rights of the Credit Parties to this Agreement and the other Loan Documents.

         SETTLEMENT AGGREGATION ACCOUNTS means any automated teller machine network ("ATM NETWORK") transaction settlement deposit accounts maintained by the Borrower for the sole purpose of aggregating settlement transactions received from ATM Networks, including, without limitation, the ATM Network transaction settlement deposit accounts described on SCHEDULE 12.1(c).

         SOLVENT means, as to any Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses, but for purposes of determining whether a Company is Solvent, any net intercompany payables owed by one Company to another shall be considered as equity.

         STOCK means all shares, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or non-voting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the 1934 Act) and any and all warrants, rights or options to purchase any of the foregoing.

         STOCK PURCHASE AGREEMENT is defined in the preamble to this Agreement.

         SUBJECT SECURITIES ISSUANCE means any issuance by the Borrower of its equity securities.

         SUBORDINATED NOTES means (i) the Borrower's 4% Convertible Subordinated Notes Due March 15, 2005, in the principal amount of $230,000,000, (ii) the Borrower's 3.5% Convertible Subordinated Notes Due February 15, 2006, in the principal amount of $316,990,000 and (iii) any notes issued by the Borrower in exchange for such notes if the notes so issued are subject to the same terms as the original Subordinated Notes.

         SUBSIDIARY of any Person means any entity of which more than 50% of the Voting Stock is owned of record or beneficially, directly or indirectly, by that Person. Unless otherwise specified or the context otherwise requires, "Subsidiary" refers to a Subsidiary of the Borrower and a Subsidiary of any other Company.

         SUBSIDIARY GUARANTORS means the Subsidiaries of the Borrower from time to time parties to this Agreement, and SUBSIDIARY GUARANTOR means any one of the Subsidiary Guarantors.

         SUBSIDIARY GUARANTY means (a) the guaranty provided by Subsidiary Guarantors pursuant to SECTION 15 of this Agreement, and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations thereof made in accordance with the Loan Documents.

         SYNDICATION AGENT means Bear Stearns Corporate Lending Inc., in its capacity as syndication agent.

         TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

         TERM LOAN is defined in Section 2.1.

         TOTAL NET WORTH means, on any date of computation, the consolidated Net Worth of the Companies.

         TRIBUNAL means any (a) local, state, territorial, federal, or foreign judicial, executive, regulatory, administrative, legislative, or governmental agency, board, bureau, commission, department, or other instrumentality, (b) private arbitration board or panel, or (c) central bank.

         TYPE means any type of Borrowing determined with respect to the applicable interest option.

         UCC means the Uniform Commercial Code in effect in any jurisdiction, the Law of which affects any collateral or any Lender Lien.

         VOTING STOCK means Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         WHOLLY-OWNED SUBSIDIARY means any Company, other than the Borrower or any Company listed on SCHEDULE 7.7, with respect to which 100% of the issued and outstanding shares of Voting Stock (excluding shares of capital stock held under employee stock option plans) of such Company is owned by another Company.

         1.2 Time References. Unless otherwise specified, in the Loan Documents
(a) time references (e.g., 10:00 a.m.) are to time in New York City, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

         1.3 Other References. Unless otherwise specified, in the Loan Documents
(a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions,
(f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and
(j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.4 Accounting Principles. Unless otherwise specified, in the Loan Documents (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this Agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (d) while the Borrower has any consolidated Subsidiaries (i) all accounting and financial terms and compliance with reporting covenants must be on a consolidated basis, as applicable, and (ii) compliance with financial covenants must be on a consolidated basis. If the Borrower or any Credit Party determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, then such party may, by written notice to the others and the Administrative Agent not later than ten (10) days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If the Borrower and the Required Lenders have not agreed on revised covenants within thirty (30) days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

SECTION 2: COMMITMENTS. Subject to the provisions in the Loan Documents, each Lender severally but not jointly agrees to extend credit to the Borrower in accordance with the following provisions.

         2.1 Term Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "TERM LOAN") to the Borrower on the Closing Date in an amount not to exceed the amount of the Commitment of such Lender. The Term Loans may from time to time be LIBOR Borrowings or Base-Rate Borrowings, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 3.10.

         2.2 Procedure for Term Loan Borrowing. (a) The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., three business days prior to the Closing Date, if all or any portion of the Term Loans are initially to be part of a LIBOR Borrowing or one Business Day prior to the anticipated Closing Date, otherwise) by delivering a Borrowing Request requesting that the Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof.

         (b) Funding. Each Lender shall remit its Pro Rata Part of each requested Borrowing to the Administrative Agent's principal office in New York City, in funds that are available for immediate use by the Administrative Agent by 12:00 noon on the Borrowing Date. Subject to receipt of those funds, the Administrative Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by the Borrower or waived by the requisite Lenders under SECTION 14.8) make those funds available to the Borrower by wiring the funds to or for the account of the Borrower at the direction of the Borrower.

         (c) Funding Assumed. Absent contrary written notice from a Lender, the Administrative Agent may assume that each Lender has made its Pro Rata Part of the requested Borrowing available to the Administrative Agent on the applicable Borrowing Date, and the Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If a Lender fails to make its Pro Rata Part of any requested Borrowing available to the Administrative Agent on the applicable Borrowing Date, the Administrative Agent may recover the applicable amount on demand, (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date the Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal Funds Rate, or (i) if that Lender fails to pay its amount upon demand, then from the Borrower. No Lender is responsible for the failure of any other Lender to make its Pro Rata Part of any Borrowing available as required by SECTION 2.2(b); provided, however, the failure of any Lender to make its Pro Rata Part of any Borrowing so available does not excuse any other Lender from making Pro Rata Part of any Borrowing so available.

SECTION 3: TERMS OF PAYMENT.

         3.1 Notes and Payments.

                  (a) Notes. The Term Loans shall, at the request of any Lender delivered to the Administrative Agent, be evidenced by a Note, payable to such Lender in the stated amount of its initial Commitment.

                  (b) Payment. The Borrower must make each payment and prepayment on the Obligation to the Administrative Agent's Funding Office in New York City in immediately available funds by 1:00 p.m. on the day due; otherwise, but subject to SECTION 3.8, those funds continue to accrue interest as if they were received on the next

         Business Day. The Administrative Agent shall promptly pay to each Lender the part of any payment or prepayment to which that Lender is entitled under this Agreement.

                  (c) Payment Assumed. Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due under this Agreement that the Borrower will not make that payment in full, the Administrative Agent may assume that the Borrower has made the full payment due and the Administrative Agent may, in reliance upon that assumption, cause to be distributed to each Lender on that date the amount then due to each Lender. If and to the extent the Borrower does not make the full payment due to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand the amount distributed to that Lender by the Administrative Agent together with interest for each day from the date that Lender received payment from the Administrative Agent until the date that Lender repays the Administrative Agent (unless such repayment is made on the same day as such distribution), at an interest rate equal to the Federal-Funds Rate.

         3.2 Interest and Principal Payments.

                  (a) Interest. Accrued interest on each LIBOR Borrowing is due and payable on the last day of its respective Interest Period. If any Interest Period for a LIBOR Borrowing is greater than three months, then accrued interest is also due and payable on the date three months after the commencement of the Interest Period. Until converted to a LIBOR Borrowing under SECTION 3.10(b), accrued interest on each Base-Rate Borrowing is due and payable on the fifth (5th) day of each January, April, July, and October, commencing on the first of those dates that follows the Closing Date, and on the Maturity Date.

                  (b) Principal. The Term Loans are due and payable on the Maturity Date.

                  (c) Optional Prepayments. Before the occurrence of the Maturity Date, the Borrower may prepay, without penalty and in whole or in part, the Term Loans, so long as (i) each voluntary partial prepayment must be in a principal amount not less than (A) $500,000 or a greater integral multiple of $100,000 if a prepayment of Base-Rate Borrowings, or (B) $5,000,000 or a greater integral multiple of $1,000,000 if a prepayment of LIBOR Borrowings, (ii) the Borrower shall give prior written and irrevocable notice to the Administrative Agent
         (A) at least three (3) Business Days before any prepayment of a LIBOR Borrowing or (B) at least one Business Day before any prepayment of a Base-Rate Borrowing, and (iii) the Borrower shall pay any related Funding Loss upon demand. Conversions under SECTION 3.10 are not prepayments.

                  (d) Mandatory Prepayments.

                           (i) If any Stock (including Stock issued pursuant to
                  a Subject Securities Issuance or a Permitted IPO, but excluding Net Cash Proceeds of any issuance of Stock in connection with employee and director stock option plans granted in the ordinary course of business) or Debt shall be issued or incurred by any Company (other than Permitted Debt (other than Debt permitted under

                  CLAUSES (h) and (i) of the definition thereof)), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied within five (5) Business Days of the receipt of such Net Cash Proceeds toward the prepayment of the Term Loans.

                           (ii) If on any date any Company shall receive Net
                  Cash Proceeds from any Asset Sale then such Net Cash Proceeds shall be applied within five (5) Business Days of the receipt of such Net Cash Proceeds toward the prepayment of the Term Loans, provided that (A) no such prepayment shall be required until the aggregate Net Cash Proceeds of all such Asset Sales subsequent to the Closing Date exceed $10,000,000 and then only to the extent such aggregate Net Cash Proceeds exceed $10,000,000 and (B) to the extent such Net Cash Proceeds are Net Cash Proceeds of a casualty or condemnation event, the relevant Company shall be permitted to reinvest such Net Cash Proceeds to replace or repair the assets which were the subject of such casualty or condemnation event within 270 days after the occurrence thereof (such Company shall deliver a notice to the Administrative Agent prior to the required prepayment date of its intent to so reinvest such Net Cash Proceeds and, to the extent not so reinvested during such period, the portion of the Net Cash Proceeds which have not been so reinvested shall be applied to prepay the Term Loans on the last day of such period).

                           (iii) For purposes of this Section, the Net Cash
                  Proceeds of an Accounts Receivable Financing shall be treated as Net Cash Proceeds of the incurrence of Debt by a Company.

         3.3 Interest Options. Borrowings shall bear interest at an annual rate equal to the lesser of (i) or (ii): (i) the Base Rate or LIBOR, in each case plus the Applicable Margin (in each case as designated or deemed designated by the Borrower) or (ii) the Maximum Rate. Each change in the Base Rate and Maximum Rate is effective, without notice to the Borrower or any other Person, upon the effective date of change.

         3.4 Quotation of Rates. The Borrower may call the Administrative Agent before delivering a Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind the Administrative Agent or the Lenders or affect the interest rate that is actually in effect when the Borrower makes a Borrowing Request.

         3.5 Default Rate. If permitted by Law, all past-due Term Loans and past-due interest accruing thereon bears interest from the date due (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

         3.6 Interest Recapture. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, the interest rate on that Borrowing is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Term Loans, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by Law, the Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Term Loans.

         3.7 Interest Calculations. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate, or in the case of interest on Base-Rate Borrowings in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by the Administrative Agent are conclusive and binding absent manifest error.

         3.8 Maximum Rate. Regardless of any provision contained in any Loan Document, no Credit Party is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if any Credit Party ever does so, then any excess shall be treated as a partial prepayment of principal and any remaining excess shall be refunded to the Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, the Borrower and the Credit Parties shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and the Credit Parties and the Borrower agree that is the case and that provision in this Agreement for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, the Credit Parties shall refund any excess (and Credit Parties may not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount). If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly ceiling" from time to time in effect under Texas Finance Code Section 303.305. The Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts), does not apply to the Obligation.

         3.9 Interest Periods. When the Borrower requests any LIBOR Borrowing, the Borrower may elect the applicable interest period (each an "INTEREST PERIOD"), which may be, at the Borrower's option, one, two, three, or six months for LIBOR Borrowings, subject to SECTION 14.1 and the following conditions: (a) the initial Interest Period for a LIBOR Borrowing commences on the applicable Borrowing Date or conversion date, and each subsequent Interest Period applicable to any Borrowing commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a LIBOR Borrowing begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) if the Borrower is required to pay any portion of a LIBOR Borrowing before the end of its Interest Period in order to comply with the payment provisions of the Loan Documents, the

Borrower shall also pay any related Funding Loss; and (d) no more than ten Interest Periods may be in effect at one time.

         3.10 Conversions. Subject to the dollar limits of SECTION 2.1(a) and provided that the Borrower may not convert to or select a new Interest Period for a LIBOR Borrowing at any time when a Default or Potential Default exists, the Borrower may (a) convert a LIBOR Borrowing on the last day of the applicable Interest Period to a Base-Rate Borrowing, (b) convert a Base-Rate Borrowing at any time to a LIBOR Borrowing, and (c) elect a new Interest Period for a LIBOR Borrowing. That election may be made by telephonic request to the Administrative Agent no later than 12:00 p.m. noon on the third Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a LIBOR Borrowing or election of a new Interest Period), and no later than 12:00 p.m. noon on the last day of the Interest Period (for conversion to a Base-Rate Borrowing). The Borrower shall provide a Conversion Notice to the Administrative Agent no later than two (2) days after the date of the conversion or election. Absent the Borrower's telephonic request for conversion or election of a new Interest Period or if a Default or Potential Default exists, then, a LIBOR Borrowing shall be deemed converted to a Base-Rate Borrowing effective when the applicable Interest Period expires.

         3.11 Order of Application.

                  (a) No Default. Except as provided in SECTION 3.11(b), any payment shall be applied to the Obligation, except as otherwise specifically provided in the Loan Documents, in the order and manner as the Borrower directs.

                  (b) Default. If the maturity of the Term Loans is accelerated pursuant to SECTION 11 or if the Borrower fails to give direction, any payment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to all fees and expenses for which the Credit Parties have not been paid or reimbursed in accordance with the Loan Documents (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Term Loans; and (iii) to the Term Loans and (iv) to the remaining Obligation in the order and manner Required Lenders deem appropriate.

                  (c) Pro Rata. Each payment or prepayment (other than pursuant to CLAUSE (b)(iv), which payments shall be made pro rata) shall be distributed to each Lender in accordance with its Pro Rata Part of that payment or prepayment.

         3.12 Sharing of Payments, Etc. If any Lender obtains any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.13) that exceeds the part of that payment or prepayment that it is then entitled to receive under the Loan Documents, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment or prepayment ratably with each other Lender. If all or any portion of any excess payment or prepayment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. The Borrower agrees that any Lender purchasing a participation from another Lender under this section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of the Borrower in the amount of that participation.

         3.13 Offset. If a Default exists, each Lender is entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.12) the Rights of offset and banker's lien against each and every account (excluding Settlement Aggregation Accounts) and other property, or any interest therein, that any Company may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed (directly or participated) to it.

         3.14 Booking Borrowings. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates. However, no Affiliate or branch is entitled to receive any greater payment under SECTION
3.16 than the transferor Lender would have been entitled to receive with respect to those Borrowings, and a transfer may not be made if, as a direct result of it, SECTION 3.15 or 3.17 would apply to any of the Obligation. If any of the conditions of SECTIONS 3.16 or 3.17 ever apply to a Lender, that Lender shall, to the extent possible, carry or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates so long as the transfer is consistent with the other provisions of this section, does not create any burden or adverse circumstance for that Lender that would not otherwise exist, and eliminates or ameliorates the conditions of SECTIONS 3.16 or 3.17 as applicable.

         3.15 Basis Unavailable or Inadequate for LIBOR. If, on or before any date when LIBOR is to be determined for a Borrowing, the Administrative Agent reasonably determines that the basis for determining the applicable rate is not available or any Lender reasonably determines that the resulting rate does not accurately reflect the cost to that Lender of making or converting Borrowings at that rate for the applicable Interest Period, then the Administrative Agent shall promptly notify the Borrower and the Lenders of that determination (which is conclusive and binding on the Borrower absent manifest error) and the applicable Borrowing shall be a Base-Rate Borrowing. Until the Administrative Agent notifies the Borrower that those circumstances no longer exist, the Lenders' commitments under this Agreement to make, or to convert to, LIBOR Borrowings, as the case may be, are suspended.

         3.16 Additional Costs. Each Lender severally and not jointly agrees to notify the Administrative Agent, the other Credit Parties, and the Borrower within 180 days after it has actual knowledge that any circumstances exist that would give rise to any payment obligation by the Borrower under CLAUSES (a) through (c) below. Although no Lender shall have any liability to any other Credit Party, or any Company for its failure to give that notice, the Borrower is not obligated to pay any amounts under those clauses that arise, accrue, or are imposed more than 180 days before that notice to the extent it is applicable to those amounts. Any Lender demanding payment of any additional costs under this section must generally be making similar demand for similar additional costs under credit agreements to which it is party that contain similar provisions to this section.

                  (a) Reserves. With respect to any LIBOR Borrowing (i) if any change in any present Law, any change in the interpretation or application of any present Law, or any future Law imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Tribunal results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained (other than any reserve included in the Reserve Requirement), and if (ii) those reserves reduce any sums receivable by that Lender under this Agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any LIBOR Borrowing, then (iii) that Lender (through the Administrative Agent) shall deliver to the Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and (iv) the Borrower shall pay that amount to that Lender within five (5) Business Days after demand. The provisions of and undertakings and indemnification in this CLAUSE (a) survive the satisfaction and payment of the Obligation and termination of this Agreement.

                  (b) Capital Adequacy. With respect to any Borrowing, if any change in any present Law, any change in the interpretation or application of any present Law, or any future Law regarding capital adequacy, or if compliance by any Lender with any request, directive, or requirement imposed in the future by any Tribunal regarding capital adequacy, or if any change in its written policies or in the risk category of this transaction, in any of the foregoing events or circumstances, reduces the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) the Administrative Agent or that Lender (through the Administrative Agent) shall notify the Borrower and deliver to the Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and the Borrower shall pay that amount to the Administrative Agent or that Lender within five (5) Business Days after demand. Notwithstanding the foregoing sentence, the Borrower shall not be obligated to pay such amount unless notice thereof is given within ninety (90) Business Days after any such Lender actually incurs such reduction in its return. The Lenders are not aware of any event which would so reduce their rate of return as of the date hereof. If any such event giving rights to a demand by any Lender for compensation under this SECTION 3.16(b) occurs specifically with respect to such Lender, and generally with respect to national banks similarly situated for loans of the same classification, the Borrower may elect to prepay the Obligation in full within one hundred twenty (120) days after receipt of the above-described certificate from the Administrative Agent by giving written notice to the Administrative Agent or that Lender through the Administrative Agent) of such election not more than five (5) Business Days after receipt of such certificate from the Administrative Agent; provided, however, that if the Borrower does not prepay the Obligation within such 120-day period despite having given such notice, this Agreement shall remain in full force and effect as if such notice was never given. The provisions of and undertakings and indemnification in this CLAUSE (b) shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

                  (c) HLT. Neither the Borrower nor any Lender is aware of any circumstances which would result in classifying this transaction as a "highly leveraged transaction" as of the Closing Date under "HLT" guidelines promulgated by any Tribunal (including, without limitation, the Office of the Comptroller of the Currency). If any Tribunal or any Lender (as it interprets "HLT guidelines" promulgated by any Tribunal) classifies this transaction as a "highly leveraged transaction," such Lender (through the Administrative Agent) shall promptly notify the Borrower of such classification and the applicable interest rate margin in all contexts shall be increased by 1% as of the date of such notice.

                  (d) Taxes. Subject to SECTION 3.19, any Taxes payable by any Credit Party or ruled (by a Tribunal) payable by a Credit Party in respect of this Agreement or any other Loan Document shall, if permitted by Law, be paid by the Borrower, together with interest and penalties, if any, except for Taxes payable on or measured by the overall net income of that Credit Party (or that Credit Party, as the case may be, together with any other Person with whom that Credit Party files a consolidated, combined, unitary, or similar Tax return) and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of any Credit Party. The Credit Party (through the Administrative Agent) shall notify the Borrower and deliver to the Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and the Borrower shall pay that amount to the Administrative Agent for its account or the account of that Credit Party, as the case may be within five (5) Business Days after demand. If that Credit Party subsequently receives a refund of the Taxes paid to it by the Borrower, then the recipient shall promptly pay the refund to the Borrower.

         3.17 Change In Laws. If any Law makes it unlawful for any Lender to make or maintain LIBOR Borrowings, then that Lender shall promptly notify the Borrower and the Administrative Agent, and (a) as to undisbursed funds, that requested Borrowing shall be made as a Base-Rate Borrowing, and (b) as to any outstanding Borrowing (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, the Borrowing shall be converted to a Base-Rate Borrowing as of the date of notice, in which event the Borrower will be required to pay any related Funding Loss, or (ii) if not prohibited by Law, the Borrowing shall be converted to a Base-Rate Borrowing as of the last day of the applicable Interest Period, or (iii) if any conversion will not resolve the unlawfulness, the Borrower shall promptly prepay the Borrowing, without penalty but with related Funding Loss.

         3.18 FUNDING LOSS. THE BORROWER SHALL INDEMNIFY EACH LENDER AGAINST, AND PAY TO IT UPON DEMAND, ANY FUNDING LOSS OF THAT LENDER. WHEN ANY LENDER DEMANDS THAT THE BORROWER PAY ANY FUNDING LOSS, THAT LENDER SHALL DELIVER TO THE BORROWER AND THE ADMINISTRATIVE AGENT A CERTIFICATE SETTING FORTH IN REASONABLE DETAIL THE BASIS FOR IMPOSING THE FUNDING LOSS AND THE CALCULATION OF THE AMOUNT, WHICH CALCULATION IS CONCLUSIVE AND BINDING ABSENT MANIFEST ERROR. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION IN THIS SECTION SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

         3.19 Taxes.

                  (a) Any and all payments by the Borrower to or for the account of any Credit Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Credit Party, Taxes based on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Credit Party (or its Applicable Lending Office) is organized or any political subdivision thereof (such income and franchise Taxes being "EXCLUDED TAXES").

                  (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary Taxes and any other excise or property Taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

                  (c) The Borrower agrees to indemnify each Credit Party for the full amount of Taxes (other than Excluded Taxes) and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 3.19) paid by such Credit Party (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form W-8 BEN or Form W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,
         (ii) Internal Revenue Service Form W-8 BEN or Form W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                  (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to SECTION 3.19 (unless such failure is due to a change in any Laws occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 3.19(c) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes (other than Excluded Taxes) because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 3.19, then such Lender will agree to use reasonable efforts to change the jurisdiction of its applicable lending office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower will provide to the Administrative Agent (upon its request) a copy of the reports required by the applicable taxing authority and accompanying such payment.

                  (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 3.19 shall survive the termination of the Commitments and the payment in full of the Term Loans for the applicable period of the statute of limitations.

SECTION 4: FEES.

         4.1 Treatment of Fees. The fees described in this SECTION 4 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit, and (a) are not compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) are payable in accordance with SECTION 3.1, (d) are non-refundable, (e) to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) are calculated on the basis of a year of 360 days.

         4.2 Administrative Agent's Fees. The Borrower shall pay to Administrative Agent, solely for its own account and for the account of Bear Stearns Corporate Lending, Inc., the fees described in the letter agreement (as it may be renewed, extended, or modified) dated as of July 17, 2001, between the Borrower, the Administrative Agent and the Bookrunner.

SECTION 5: SECURITY.

         5.1 Subsidiary Guaranty. As an inducement to the Lenders to enter into this Agreement:

                  (a) the Borrower shall cause all of its present and future direct and indirect Domestic Subsidiaries for which at least 70% of each of their Voting Stock is owned of record or beneficially by a Company, whether now existing or in the future formed or acquired, to unconditionally guarantee in favor of the Credit Parties the full payment and performance of the Obligation pursuant to the Subsidiary Guaranty.

                  (b) If at the end of any Fiscal Quarter:

                           (i) the Net Worth of Non-Guaranteeing Subsidiaries:
                           (A) exceeds, with respect to any individual
                           Non-Guaranteeing Subsidiary, five percent (5%) of Total Net Worth, or (B) exceeds, with respect to Non-Guaranteeing Subsidiaries in the aggregate, (10%) of Total Net Worth, or

                           (ii) the Adjusted EBITDA of Non-Guaranteeing
                           Subsidiaries, based on the Rolling Period most recently then ended, exceeds ten percent (10%) of the Adjusted EBITDA of the Companies;

                  then, the Borrower, within fifteen (15) days, shall either (x) cause a sufficient number of Non-Guaranteeing Subsidiaries to become Subsidiary Guarantors such that none of the thresholds set forth in CLAUSES (i) and (ii) above are exceeded and/or (y) cause a sufficient number of Foreign Stock Pledges to be delivered such that none of the thresholds set forth in CLAUSES (i) and (ii) above are exceeded.

                  (c) If, (i) as a result of any disposition permitted under
         SECTION 9.9, more than 50% of the Voting Stock of a Subsidiary Guarantor (or a Foreign Subsidiary the Stock of which is subject to a Foreign Stock Pledge) is transferred, sold or assigned to a Person who is not an Affiliate, or (ii) a Subsidiary Guarantor (or a Foreign Subsidiary the Stock of which is subject to a Foreign Stock Pledge) is the subject of a Permitted IPO then the Administrative Agent shall, provided no Default or Potential Default is then in existence, release the Subsidiary Guaranty with respect to such Subsidiary Guarantor, or the Foreign Stock Pledge with respect to such Foreign Subsidiary.

                  (d) The Borrower shall not cause any Subsidiary to guarantee the Existing Credit Agreement, or create (or cause to be created) any Lien to secure the Existing Credit Agreement, without contemporaneously causing such Subsidiary to deliver a corresponding Subsidiary Guaranty, or creating (or causing to be created) a corresponding security interest, in favor of the Lenders (any such security interest to be shared equally and ratably in accordance with the Intercreditor Agreement).

         5.2 Foreign Stock Pledge. Any Foreign Stock Pledge delivered, or caused to be delivered, by the Borrower in compliance with SECTION 5.1(b) shall be subject to the Security Documents and the Intercreditor Agreement and otherwise in accordance with such documents, legal opinions, filings and notifications as required by the Agents, in their sole discretion.

         5.3 Additional Security and Subsidiary Guaranties. The Lenders may, without notice or demand and without affecting any Company's (or any other Person's) obligations under the Loan Documents, from time to time (a) receive from any Person and hold collateral for the payment of all or any part of the Obligation and exchange, enforce, or release such collateral or any part thereof and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligation and release such endorser or guarantor, or any Person who has given any other security for the payment of all or any part of the Obligation, or any other Person in any way obligated to pay all or any part of the Obligation.

         5.4 Further Assurances. The Borrower shall, and shall cause each other appropriate Company to, perform the acts, duly authorize, execute, acknowledge, deliver, file, and record any additional writings, and pay all filings fees and costs as the Administrative Agent or the Required Lenders may reasonably deem appropriate or necessary to perfect and maintain the Lender Liens and preserve and protect the Rights of the Administrative Agent and the Lenders under any Loan Document.

SECTION 6: CONDITIONS PRECEDENT. The agreement of each Lender to make its Term Loan pursuant to Section 2.1 is subject to the satisfaction, prior to or concurrently with the making of such Term Loan on the Closing Date (but in any event no later than October 31, 2001) of the following conditions precedent:

         (a) Credit Agreement. The Administrative Agent shall have received (i) this Agreement, executed an delivered by each Agent, the Borrower, each Subsidiary Guarantor and each Lender listed on Schedule 1, (ii) upon consummation of the IMS Acquisition, an After-Acquired Subsidiary Guaranty, substantially in the form of EXHIBIT B, executed and delivered by IMS and each of its Domestic Subsidiaries as to which at least 70% of its Voting Stock is owned of record or beneficially by IMS or another such Subsidiary and (iii) the Intercreditor Agreement executed by all relevant parties.

         (b) Acquisition, etc.

                  (i) The IMS Acquisition shall have been consummated for an aggregate purchase price not exceeding $825,000,000 (subject to adjustment as provided in the Stock Purchase Agreement) pursuant to the Stock Purchase Agreement, and no material provision thereof shall have been amended, waived or otherwise modified without the prior written consent of the Syndication Agent, the Administrative Agent and the Required Lenders, other than the Closing Agreement and Amendment to be dated as of August 24, 2001, substantially in the form provided to the Lenders.

                  (ii) The IMS Acquisition shall have been consummated in accordance with all applicable material requirements of Law.

                  (iii) The Second Amendment to the Existing Credit Agreement, substantially in the form of EXHIBIT H, shall have been executed by all required parties and shall have become effective in accordance with its terms.

                  (iv) The capital and ownership structure of the Companies shall be satisfactory to the Syndication Agent after giving effect to the IMS Acquisition.

         (c) Fees. The Lenders and the Agents shall have received all fees (including, without limitation, all fees payable pursuant to Section 4) required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

         (d) Approvals. All governmental and third party approvals necessary or, in the reasonable discretion of the Syndication Agent and the Administrative Agent, advisable in connection with the IMS Acquisition, the financing contemplated hereby and the continuing operations of the Companies shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the IMS Acquisition or the financing thereof.

         (e) Financial Statements. Each of the Lenders shall have received and shall be satisfied with (i) audited consolidated Financials of IMS and the Borrower for the two most recent fiscal years ended prior to the Closing Date as to which such Financials are available, (ii) unaudited interim consolidated Financials of the Borrower (which shall include the Financials of the Borrower as of June 30, 2001, and, in the case of such Financials, shall have been reviewed by the Borrower's independent accountants) for each quarterly period ended subsequent to the date of the latest Financials of the Borrower delivered pursuant to CLAUSE (i) above as to which such Financials are available and (iii) unaudited interim consolidated balance sheet and income statement of IMS for the five-month period ending May 31, 2001 (or the six-month period ended June 30, 2001, if available) and for each fiscal month thereafter as to which such Financials are available (such receipt and satisfaction to be evidenced by such Lender's execution of this Agreement).

         (f) Pro Forma Balance Sheet. Each of the Lenders shall have received and shall be satisfied with (i) a pro forma consolidated balance sheet of the Borrower as at the date of the most recent consolidated balance sheet of the Borrower delivered pursuant to CLAUSE (e) above, adjusted to give effect to the consummation of the IMS Acquisition and the financings contemplated hereby as if such transactions had occurred on such date and (ii) a pro forma calculation of the EBITDA of IMS for the twelve-month period ended June 30, 2001, adjusted to give effect to any cost savings associated therewith calculated in accordance with Regulations S-X under the 1933 Act (such receipt and satisfaction to be evidenced by such Lender's execution of this Agreement).

         (g) Projections. Each of the Lenders shall have received and shall be satisfied with financial projections for fiscal years ended June 30, 2002 and June 30, 2003 (such receipt and satisfaction to be evidenced by such Lender's execution of this Agreement).

         (h) Lien Searches. The Syndication Agent and the Administrative Agent shall have received the results of a recent lien search in each relevant material jurisdiction with respect to the Companies, and such search shall reveal no liens on any of the assets of the Companies except for liens permitted by the Loan Documents or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Syndication Agent.

         (i) Solvency Certificate. Each of the Lenders shall have received and shall be satisfied with a solvency certificate of the chief financial officer of the Borrower which shall document that the Companies, on a consolidated basis, are Solvent after giving effect to the IMS Acquisition and the other transactions contemplated hereby (such receipt and satisfaction to be evidenced by such Lender's execution of this Agreement).

         (j) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of William L. Deckelman, Jr., general counsel to Obligors, substantially in the form of EXHIBIT D; and

                  (ii) the legal opinion of Baker Botts L.L.P., outside counsel to Obligors, substantially in the form of EXHIBIT E.

         (k) Representation and Warranties; No Default. Each of the representations and warranties made by any of the Obligors in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date and there shall be No Default or Potential Default in existence at the time of, or after giving effect to, the making of the Term Loans.

SECTION 7: REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Credit Parties, as of the Closing Date, as follows:

         7.1 Purpose and Regulations G, T, U and X.

                  (a) The Borrower will use the proceeds of the Term Loans to finance the IMS Acquisition and to pay related fees and expenses.

                  (b) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose that violates any Law, including, without limitation, Regulations G, T, U, or X.

         7.2 Corporate Existence, Good Standing, and Authority. Each Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization. Except where not a Material Adverse Event, each Company is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (each of which jurisdictions is identified on SCHEDULE 7.3). Each Company possesses all requisite authority and power to conduct its business as is now being conducted and as proposed under the Loan Documents to be conducted and to own and operate its assets as now owned and operated and as proposed to be owned and operated under the Loan Documents.

         7.3 Subsidiaries and Names. SCHEDULE 7.3 describes (a) all of the Borrower's direct and indirect Subsidiaries, (b) all Companies, (c) every name or trade name used by each Company during the five-year period before the date of this Agreement, (d) every change of each Company's name during the four-month period before the date of this Agreement, (e) the chief executive office, and location of books and records of each Company, (f) the percentage of shares of outstanding capital stock (or similar voting interests) of each Subsidiary held by a Company, and (g) the Company holding such stock (or similar voting interests). All of the outstanding shares of capital stock (or similar voting interests) of the Borrower's Subsidiaries are (a) duly authorized, validly issued, fully paid, and nonassessable, (b) owned of record and beneficially as described in that schedule or those writings, free and clear of any Liens, except Permitted Liens, and (c) not subject to any warrants, options, or other acquisition Rights of any Person that could result in the holders of such warrants, options, or other acquisition Rights owning, in the aggregate, a percentage greater than 15% of the outstanding shares of Stock or

(iii) any transfer restriction except restrictions imposed by securities Laws and general corporate Laws.

         7.4 Authorization and Contravention. The execution and delivery by each Obligor of each Loan Document to which it is a party and the performance by it of its obligations under those Loan Documents (a) are within its organizational power, (b) have been duly authorized by all necessary organizational action, (c) require no action by or filing with any Tribunal (except any action or filing that has been taken or made on or before the Closing Date), (d) do not violate any provision of its Constituent Documents, and (e) do not violate any provision of Law applicable to it or any material agreement to which it is a party except violations that individually or collectively are not a Material Adverse Event.

         7.5 Binding Effect. Upon execution and delivery by all parties to it, each Loan Document will constitute a legal and binding obligation of each Obligor party to it, enforceable against it in accordance with that Loan Document's terms except as that enforceability may be limited by Debtor Laws and general principles of equity.

         7.6 Financials and Existing Debt. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the Companies' and IMS' consolidated financial condition, results of operations, and, where applicable, cash flows as of the dates and for the periods covered thereby (subject only to normal year-end adjustments for interim statements). No Material Adverse Event has occurred and is continuing.

         7.7 Solvency. On the Closing Date, the Borrower is Solvent. Except for Subsidiaries set forth in SCHEDULE 7.7, each Company is Solvent.

         7.8 Litigation. Except as disclosed on SCHEDULE 7.8, and matters covered (subject to reasonable and customary deductible and retention) by insurance or indemnification agreements (a) no Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to any Company and, if so adversely determined, is a Material Adverse Event, and (b) no outstanding and unpaid judgments against any Company exist that would be a Material Adverse Event.

         7.9 Taxes. Except as disclosed on SCHEDULE 7.9, and with respect to all existing Tax liabilities which individually are greater than $1,000,000, (a) all Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency, and (b) all Taxes imposed upon each Company that are due and payable have been paid before delinquency except as being contested as permitted by SECTION 8.5.

         7.10 Environmental Matters. Except as disclosed on SCHEDULE 7.10:

                  (a) No Company's ownership of its assets violates any applicable Environmental Law, other than such violations which would not constitute a Material Adverse Event.

                  (b) No Company has received notice from any Tribunal that it has actual or potential Environmental Liability and no Company has knowledge that it has any

         Environmental Liability, which actual or potential Environmental Liability in either case constitutes a Material Adverse Event.

                  (c) No Company has received notice from any Tribunal that any Real Property is affected by, and no Company has knowledge that any Real Property is affected by, any Release of any Hazardous Substance which constitutes a Material Adverse Event.

         7.11 Employee Plans. Except as disclosed on SCHEDULE 7.11, (a) no Employee Plan subject to ERISA has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), (b) neither the Borrower nor any ERISA Affiliate has incurred liability, except for liabilities for premiums that have been paid or that are not past due, under ERISA to the PBGC in connection with any Employee Plan, (c) neither the Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan in a manner that has given rise to a withdrawal liability under Title IV of ERISA, (d) neither the Borrower nor any ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), (e) no "reportable event" (as defined in Section 4043 of ERISA) has occurred excluding events for which the notice requirement is waived under applicable PBGC regulations, (f) neither the Borrower nor any ERISA Affiliate has any liability, or is subject to any Lien, under ERISA or the Code to or on account of any Employee Plan, (g) each Employee Plan subject to ERISA and the Code complies in all material respects, both in form and operation, with ERISA and the Code, and (h) no Multiemployer Plan subject to the Code is in reorganization within the meaning of Section 418 of the Code. The present value of all benefit liabilities within the meaning of Title IV of ERISA under each Employee Plan (based on those actuarial assumptions used to fund such Employee
Plan) did not, as of the last annual valuation date for the 1999 plan year of such Plan, exceed the value of the assets of such Employee Plan, and the total present values of all benefit liabilities within the meaning of Title IV of ERISA of all Employee Plans (based on the actuarial assumptions used to fund each such Plan) did not, as of the respective annual valuation dates for the 1999 plan year of each such Plan, exceed the value of the assets of all such plans.

         7.12 Properties; Liens. Each Company has good and marketable title to all its property reflected on the Current Financials as being owned by it except for property that is obsolete or that has been disposed of in the ordinary course of business between the date of the Current Financials and the date of this Agreement. No Lien exists on any property of any Company except Permitted Liens. No Company is party or subject to any agreement, instrument, or order which in any way restricts any Company's ability to allow Liens to exist upon any of its assets except relating to Permitted Liens.

         7.13 Government Regulations. No Company is subject to regulation under
(a) the Public Utility Holding Company Act 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law (other than Regulation X of the Board Governors of the Federal Reserve System) which regulates the incurrence of Debt, or (b) a "utility" as defined in Chapter 35 of the Texas Business and Commerce Code, as amended.

         7.14 Transactions with Affiliates. Except for executive compensation arrangements of the Borrower, transactions with other Companies and as otherwise disclosed on SCHEDULE 7.14 or permitted by SECTION 9.5, no Company is a party to a material transaction with any of its Affiliates. For purposes of this SECTION 7.14, such transactions are "material" if they require any Company to pay over the course of such transactions, more than $5,000,000 with respect to any individual transaction.

         7.15 Debt. No Company has any Debt except Permitted Debt.

         7.16 Leases. Except as disclosed on SCHEDULE 7.8, (a) each Company enjoys peaceful and undisturbed possession under all leases necessary for the operation of its properties and assets, and (b) all material leases under which any Company is a lessee are in full force and effect.

         7.17 Labor Matters. After consultation with executive officers of the Companies responsible for labor matters and issues, and except as disclosed on
SCHEDULE 7.17, (a) no actual or threatened strikes, labor disputes, slow downs, walkouts, work stoppages, or other concerted interruptions of operations that involve employees of any Company as of the date hereof, (b) hours worked by and payment made to the employees of any Company or any predecessor of such Company have not been in material violation of the Fair Labor Standards Act or any other applicable Laws pertaining to labor matters, (c) all material payments due from any Company for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books, and (d) the business activities and operations of each Company are materially in compliance with OSHA and other applicable health and safety Laws.

         7.18 Intellectual Property. Except as disclosed on SCHEDULE 7.18, (a) each Company owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this Agreement, (b) each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such Company is actively defending against such claim of infringement or such claim (if adversely determined) would not result in a Material Adverse Event, and (c) no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of any Company exists, except where such Company is actively prosecuting to cease such infringement and such infringement (if it continued unabated) would not result in a Material Adverse Event. The Borrower and each Company have an active program to identify, and protect against infringement or abandonment, their respective licenses, patents, copyrights, service marks, trademarks, trade names, trade secrets and other intellectual property.

         7.19 Insurance. Each Company maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against such casualties and contingencies and in such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

         7.20 Full Disclosure. Each material fact or condition relating to the Loan Documents or the financial condition or prospects, business, or property of the Companies that is a Material Adverse Event has been disclosed in writing to the Administrative Agent and the Lenders. All information previously furnished to the Credit Parties in connection with the Loan Documents was, and all information furnished in the future by any Company to any Credit Party will be, true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.

         7.21 Pari Passu Debt. The Obligors will at all times ensure that the claims and rights of the Credit Parties under this Agreement and the other Loan Documents will not be subordinate to, and will rank at all times at least pari passu (without giving effect to any Liens) with, all other Debt of the Companies, except with respect to the Subordinated Notes (or any other Permitted Debt described in CLAUSE (i) of the definition thereof, which shall (at all times) remain subordinate and inferior to the Obligations. The Obligors will not amend, modify or supplement any credit agreement, notes or other document relating to its Debt in any manner which would make them more onerous to the respective Obligor than the provisions of this Agreement and the other Loan Documents as in effect from time to time.

         7.22 Contingent "Earn-Out" Payments. SCHEDULE 7.22 describes all material contractual agreements entered into by any Company to make contingent ("earn-out") payments based on the financial performance of its Subsidiaries. For purposes of this SECTION 7.22, such transactions are "material" if they require any Company to pay over the course of such transactions, more than $5,000,000 with respect to any individual transaction.

SECTION 8: AFFIRMATIVE COVENANTS. Until the Obligation has been fully paid and performed, the Borrower covenants and agrees with the Credit Parties that, without first obtaining the Administrative Agent's written notice of the Required Lenders' consent to the contrary:

         8.1 Certain Items Furnished. The Borrower shall furnish the following to the Administrative Agent, which will, in turn, provide to each Credit Party:

                  (a) Annual Financials, Etc. Promptly after preparation but no later than ninety (90) days after the last day of each fiscal year of the Borrower, Financials showing the Companies' consolidated financial condition and results of operations as of, and for the year ended on, that last day, accompanied by (i) the opinion, without material qualification, of any nationally-recognized independent certified public accounting firm which is included within the group commonly referred to as the "Big Five" or any other such firm reasonably acceptable to the Required Lenders, based on an audit using generally accepted auditing standards, that the consolidated portion of those Financials were prepared in accordance with GAAP and present fairly, in all material respects, the Companies' consolidated financial condition and results of operations, and (ii) a Compliance Certificate.

                  (b) Quarterly Financials, Etc. Promptly after preparation but no later than sixty (60) days after the last day of each of the first three fiscal quarters of the Borrower each year, Financials showing the Companies' consolidated financial condition and results of operations for that fiscal quarter and for the period from the beginning of the current fiscal year to the last day of that fiscal quarter, accompanied by a Compliance Certificate.

                  (c) Other Reports. Promptly after preparation thereof, and if requested by the Agents, true copies of all reports, statements, documents, plans and other written communications furnished by or on behalf of the Borrower to its stockholders, the SEC, or the PBGC, and, if requested by the Administrative Agent, any other Tribunal.

                  (d) Employee Plans. As soon as possible and within thirty (30) days after the Borrower knows that any event which would constitute a reportable event under Section 4043(b) of Title IV of ERISA with respect to any Employee Plan subject to ERISA has occurred, or that the PBGC has instituted or will institute proceedings under ERISA to terminate that plan, deliver a certificate of a Responsible Officer of the Borrower setting forth details as to that reportable event and the action which the Borrower or an ERISA Affiliate, as the case may be, proposes to take with respect to it, together with a copy of any notice of that reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute those proceedings or any notice to the PBGC that the plan is to be terminated, as the case may be. For all purposes of this section, the Borrower is deemed to have all knowledge of all facts attributable to the plan administrator under ERISA.

                  (e) Other Notices. Notice, promptly after the Borrower knows, of (i) the existence and, if requested by the Administrative Agent, status of any Litigation that, if determined adversely to any Company, would be a Material Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by any Company in any Loan Document, or (iii) a Default or Potential Default, specifying the nature thereof and what action the Companies have taken, are taking, or propose to take.

                  (f) SEC Filings. Promptly after the filing thereof, a true, correct, and complete copy of each Form 10-K, and Form 10-Q, filed by or on behalf of any Company with the SEC to be delivered with the Compliance Certificate next due.

                  (g) Change in Ratings. Promptly upon the receipt of notice thereof, and in any event within five (5) Business Days after any change in the Moody's Rating or the S & P Rating, notice of such change.

                  (h) Other Information. Promptly upon request therefor by any Credit Party, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested.

         8.2 Use of Credit. The Borrower shall, and shall cause the Companies to, use the proceeds of Borrowings only for the purposes represented in this Agreement.

         8.3 Books and Records. Each Company shall maintain books, records, and accounts necessary to prepare Financials in accordance with GAAP.

         8.4 Inspections. Each Company shall allow any Credit Party (or their respective Representatives) to inspect any of its properties, to review reports, files, and other records and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with its other creditors, directors, officers, employees, or representatives from time to time, during reasonable business hours, or, after notice to the Borrower, with any creditor of any Company.

         8.5 Taxes. Each Company shall promptly pay when due any and all Taxes except Taxes that are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien sufficient to be enforced has been and continues to be stayed.

         8.6 Payment of Obligation. Each Company shall promptly pay (or renew and extend) all of its Debt as it becomes due (other than the Subordinated Notes and Debt owed to any Person other than Lenders, the validity or amount of which is being contested in good faith by appropriate proceedings diligently conducted and a reserve or other provision required by GAAP has been made).

         8.7 Expenses. Promptly after demand accompanied by an invoice describing the costs, fees, and expenses in reasonable detail, the Borrower shall pay (a) all costs, fees, and expenses paid or incurred by the Administrative Agent incident to any Loan Document (including, without limitation, the reasonable fees and expenses of the Administrative Agent's counsel in connection with the negotiation, preparation, delivery, and execution of the Loan Documents and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement of the obligations of any Company under the Loan Documents or the exercise of any Rights under the Loan Documents (including, without limitation, reasonable allocated costs of in-house counsel, other reasonable attorneys' fees, and court costs), all of which are part of the Obligation, bearing interest, (if not paid within ten (10) Business Days after demand accompanied by an invoice describing the costs, fees, and expenses in reasonable detail) at the Default Rate until paid.

         8.8 Maintenance of Existence, Assets, and Business. Each Company shall
(a) maintain its corporate existence and good standing in its state of organization (except as permitted under SECTIONS 9.9 and 9.10), (b) except where not a Material Adverse Event (i) maintain its authority to transact business and good standing in all other states, (ii) maintain all licenses, permits, and franchises (including, without limitation, Environmental Permits) necessary for its business, (iii) keep all of its material assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

         8.9 Insurance. Each Company shall, at its cost and expense, maintain with financially sound, responsible, and reputable insurance companies or associations, or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates, insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as shall be reasonably satisfactory to the Administrative Agent, with loss payable to the Administrative Agent as its interest may appear, and provide the Administrative Agent with evidence of such insurance within thirty
(30) days after the Closing Date.

         8.10 Environmental Matters. Each Company shall (a) operate and manage its businesses and otherwise conduct its affairs in compliance with all Environmental Laws and Environmental Permits except to the extent noncompliance does not constitute a Material Adverse Event, (b) promptly deliver to the Administrative Agent a copy of any notice received from any Tribunal alleging that any Company is not in compliance with any Environmental Law or Environmental Permit if the allegation constitutes a Material Adverse Event, and
(c) promptly deliver to the Administrative Agent a copy of any notice received from any Tribunal alleging that any Company has any potential Environmental Liability if the allegation constitutes a Material Adverse Event.

         8.11 Indemnification

                  (a) As used in this section: (i) "Indemnitor" means the Borrower and (pursuant to the Subsidiary Guaranty) each other Subsidiary Guarantor; (ii) "Indemnitee" means each Agent, each Lender, each present and future Affiliate of any Agent or any Lender, each present and future Representative of any Agent, any Lender, or any of those Affiliates, and each present and future successor and assign of Administrative Agent, any Lender, or any of those Affiliates or Representatives; and (iii) "Indemnified Liabilities" means all present and future, known and unknown, fixed and contingent, administrative, investigative, judicial, and other claims, demands, actions, causes of action, investigations, suits, proceedings, amounts paid in settlement, damages, judgments, penalties, court costs, liabilities, and obligations, and all present and future costs, expenses, and disbursements (including, without limitation, all reasonable attorneys' fees and expenses whether or not suit or other proceeding exists or any Indemnitee is party to any suit or other proceeding) in any way related to any of the foregoing, that may at any time be imposed on, incurred by, or asserted against any Indemnitee and in any way relating to or arising out of any (A) Loan Document, any transaction contemplated by any Loan Document, collateral, or real property, (B) Environmental Liability in any way related to any Company, predecessor, collateral, real property, or act, omission, status, ownership, or other relationship, condition, or circumstance contemplated by, created under, or arising pursuant to or in connection with any Loan Document, or (C) Indemnitee's sole or concurrent ordinary negligence.

                  (b) Each Indemnitor shall jointly and severally indemnify each Indemnitee from and against, protect and defend each Indemnitee from and against, hold each Indemnitee harmless from and against, and on demand pay or reimburse each Indemnitee for, all Indemnified Liabilities.

                  (c) The foregoing provisions (i) are not limited in amount even if that amount exceeds the Obligation, (ii) include, without limitation, reasonable fees and expenses of attorneys and other costs and expenses of Litigation or preparing for Litigation and damages or injury to Persons, property, or natural resources arising under any statutory or common Law, punitive damages, fines, and other penalties, and (iii) are not affected by the source or origin of any Hazardous Substance, and (iv) are not affected by any Indemnitee's investigation, actual or constructive knowledge, course of dealing, or waiver.

                  (d) Each Indemnitee is entitled to be indemnified under the Loan Documents for its own negligence. However, no Indemnitee is entitled to be indemnified under the Loan Documents for its own fraud, gross negligence, or wilful misconduct.

                  (e) The provisions of and indemnification and other undertakings under this section survive the foreclosure of any Lender Lien or any transfer in lieu of that foreclosure, the sale or other transfer of any collateral or real property to any Person, the satisfaction of the Obligation, the termination of the Loan Documents, and the release of any or all Lender Liens.

         8.12 Chief Executive Office; Material Agreements. The Borrower shall not relocate its chief executive office (from the location listed in SCHEDULE 7.3) unless prior thereto it gives the Administrative Agent thirty (30) days written notice of such proposed location. Each Company shall notify the Administrative Agent of the occurrence of any default under any Material Agreement. In addition, no Company will amend, modify, surrender, impair, forfeit, cancel, or terminate, or permit the amendment, modification, surrender, impairment, forfeiture, cancellation, or termination of, any Material Agreement (other than amendments or modifications which could not, individually or collectively, be a Material Adverse Event, and cancellations or terminations of contracts when the other party thereto has defaulted thereunder).

         8.13 Environmental Laws. Each Company shall conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where failure to so comply or take such action would not reasonably be expected to result in a Material Adverse Event. Each Company shall maintain a system which, in its reasonable business judgment, will assure its continued compliance with Environmental Laws.

         8.14 After-Acquired Subsidiaries. To the extent required to comply with SECTIONS 5.1(a) OR (b), the Borrower shall, and shall cause each other Company to:

                  (a) cause each After-Acquired Subsidiary that is a Domestic Subsidiary (or a Subsidiary Guarantor that has converted from one organizational type to another), to become a Subsidiary Guarantor pursuant to SECTION 15.10 promptly after the date of its Acquisition, formation or conversion; and

                   (b) with respect to each After-Acquired Subsidiary that is a Foreign Subsidiary, deliver the Foreign Stock Pledge (together with the Security Documents and other documents, legal opinions, filings and notifications required by the Agents in their sole discretion under SECTION 5.2) within sixty (60) days after the date of its Acquisition.

                  Thirty (30) days after the Acquisition (or conversion) of such Domestic Subsidiary, or concurrent with the delivery of any Foreign Stock Pledge, the Administrative Agent shall be provided with: (x) a formation, existence and good standing certificate from the applicable Tribunal (customarily issuing such certificates) of the jurisdiction of organization of such After-Acquired Subsidiary; and (y) an Officer's Certificate of such After-Acquired Subsidiary certifying (i) its Constituent Documents, (ii) resolutions of its board of directors (or similar governing body) approving and authorizing the execution, delivery, and performance of the Loan Documents to be executed by such After-Acquired Subsidiary, and (iii) signatures and incumbency of its officers executing the Loan Documents to be executed by such After-Acquired Subsidiary.

SECTION 9: NEGATIVE COVENANTS. Until the Obligation has been fully paid and performed, the Borrower covenants and agrees with the Credit Parties that, without first obtaining Administrative Agent's written notice of Required Lenders' consent to the contrary:

         9.1 Debt. No Company may have any Debt except Permitted Debt.

         9.2 Loans, Advances, Acquisitions and Investments.

                  (a) Loans and Advances. No Company may, directly or indirectly, make any Advance to any other Person, other than:

                           (i) Advances between (x) the Borrower or any
                  Subsidiary Guarantor, and (y) Domestic Subsidiaries that are Subsidiary Guarantors;

                           (ii) Advances between (x) the Borrower or any
                  Subsidiary Guarantor, and (y) any Foreign Subsidiary that is either a Subsidiary Guarantor or the subject of a Foreign Stock Pledge, PROVIDED THAT the Borrower or any Subsidiary Guarantor may not make an Advance to any such Foreign Subsidiary if, at the time of making such Advance, the amount of aggregate unpaid Advances by the Borrower or any Subsidiary Guarantor, to:

                                    (A)      any such Foreign Subsidiary exceeds
                                             fifteen percent (15%) of the
                                             Companies' Adjusted EBITDA (based
                                             on the twelve (12) calendar month
                                             period most recently then-ended
                                             (for which financial statements are
                                             available) prior to the date of
                                             determination), or

                                    (B)      all such Foreign Subsidiaries
                                             exceeds twenty-five percent (25%)
                                             of the Companies' Adjusted EBITDA
                                             (based on the twelve (12) calendar
                                             month period most recently
                                             then-ended (for which financial
                                             statements are available) prior to
                                             the date of determination);

                           (iii) Advances BETWEEN (x) the Borrower, any
                  Subsidiary Guarantor, or any Foreign Subsidiary the subject of a Foreign Stock Pledge, and (y) any other Person, PROVIDED THAT the Borrower, any such Subsidiary Guarantor, or any such Foreign Subsidiary may not make an Advance to any such other Person if, at the time of making such Advance, the amount of aggregate unpaid Advances made by the Borrower, any such Subsidiary Guarantor or any such Foreign Subsidiary, to:

                                    (A)      any such other Person exceeds seven
                                             and one-half percent (7.5%) of the
                                             Companies' Adjusted EBITDA (based
                                             on the twelve (12) calendar month
                                             period most recently then-ended
                                             (for which financial statements are
                                             available) prior to the date of
                                             determination), or

                                    (B)      all such other Persons exceeds
                                             fifteen percent (15%) of the
                                             Companies' Adjusted EBITDA (based
                                             on the twelve (12) calendar month
                                             period most recently then-ended
                                             (for which financial statements are
                                             available) prior to the date of
                                             determination);

                           (iv) in addition to other Advances permitted under
                  this SECTION 9.3(a)(i), (x) Advances between Non-Guaranteeing Subsidiaries, and (y) Advances between Foreign Subsidiaries which are not Subsidiary Guarantors, but which are the subject of a Foreign Stock Pledge;

                  provided that, in the case of Advances by any Subsidiary that is not a Subsidiary Guarantor to any other Company permitted in this SECTION 9.3, the repayment Rights of such Subsidiary making such Advance shall (at all times) be subject, subordinate and inferior to the Rights of the Lenders under the Loan Documents in accordance with a subordination agreement in form and substance acceptable to Administrative Agent;

                           (v) trade and customer accounts or notes receivable
                  which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

                           (vi) notes received by a Company as consideration
                  from an asset disposition permitted under SECTION 9.9;

                           (vii) Advances existing on the Closing Date and
                  identified on SCHEDULE 9.1, and renewals and extensions (but no increases) thereof;

                           (viii) Advances by a Company with its own funds, to
                  another Company; provided that such Advance may not exceed, at the time such Advance is made, an amount equal to the difference between (i) the Companies' consolidated cash on hand reflected in the balance sheet of the Borrower and its consolidated

                  Subsidiaries at such time, minus (ii) the principal amount then outstanding under the Existing Credit Agreement; and

                           (ix) Advances arising from Investments permitted
                  under SECTION 9.2(b)(xviii) and (xix).

                  (b) Acquisitions and Investments. No Company may, directly or indirectly, make any Acquisition, or any Investment (other than Advances which are permitted by SECTION 9.2(a) above) in any Person, other than: (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States of America; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having an investment grade rating obtainable from either Moody's or S&P, and not listed in Credit Watch published by S&P; (iii) commercial paper, other than commercial paper issued by a Company, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having an investment grade rating from either S&P or Moody's; (iv) investment grade domestic and eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within one year after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000; (v) the Borrower's repurchases of its common Stock permitted under SECTION 9.8;
         (vi) common Stock for which there is a public market; (vii) variable rate preferred stock, auction market preferred stock, remarketed preferred stock, and preferred stock funds having an investment grade rating from either Moody's or S & P; (viii) variable rate demand notes or variable rate demand bonds having an investment grade rating from either Moody's or S & P; (ix) repurchase agreements collateralized with instruments or securities described in CLAUSES (i) through (viii) of this SECTION 9.2(b); (x) other instruments having an investment grade rating from either Moody's or S & P; (xi) money market funds, mutual funds or other funds that invest in instruments or securities described in CLAUSES (i) through (x) of this SECTION 9.2(b); (xii) Investments in Subsidiary Guarantors; (xiii) Investments in Non-Guaranteeing Subsidiaries PROVIDED THAT neither the Borrower nor any Subsidiary Guarantor may make an Investment in a Non-Guaranteeing Subsidiary if, at the time of making such Investment, the amount of aggregate Investments made by the Borrower and the Subsidiary Guarantors in Non-Guaranteeing Subsidiaries exceeds (A) with respect to any individual Non-Guaranteeing Subsidiary, seven and one-half percent (7.5%) of the Companies' Adjusted EBITDA, or (B) with respect to the aggregate of all such Non-Guaranteeing Subsidiaries, fifteen percent (15%) of the Companies' Adjusted EBITDA, in each period the calculation of the Companies' Adjusted EBITDA under SUBPARAGRAPHS (A) and (B) immediately preceding to be based on the twelve (12) calendar months most recently then-ended (for which financial statements are available) prior to the date of determination; (xiv) Permitted Acquisitions; (xv) Investments in Subsidiaries formed after the Closing Date provided that each such Subsidiary complies with Section 8.14; (xvi) (A) in addition to Permitted Acquisitions, Stock acquired by any Company in any other Person, and/or (B) Investments in any Foreign Subsidiary subject to a Foreign Stock Pledge; PROVIDED THAT at the time such Stock is acquired, or such

         Investment is made, the sum of (W) the aggregate consideration paid (including cash and Stock of a Company) for such Stock or the aggregate Investment made in such Foreign Subsidiary, plus (X) the aggregate of such consideration paid for all such Stock since May 12, 2000, plus (Y) the aggregate of all such Investments (excluding Investments otherwise permitted in this SECTION 9.2(b)) made in Foreign Subsidiaries subject to Foreign Stock Pledges since May 12, 2000, does not exceed (Z) 20% of Total Net Worth (calculated on a pro forma basis including such Stock which is the subject of the acquisition or including such Investments being made in such Foreign Subsidiaries); (xvii) any Investment made as a result of the receipt of non-cash consideration from a sale of assets that was made in compliance with this Agreement; (xviii) Investments in securities of trade creditors, wholesalers, suppliers, or customers received pursuant to any plan of reorganization or similar arrangement; and (xix) Investments received in settlement of trade accounts receivables created in the ordinary course of business and owing to any Company or in satisfaction of judgments or claims.

         9.3 Liens. No Company may (a) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets except Permitted Liens or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets except (i) the Loan Documents, (ii) any lease that places a Lien prohibition on only the property subject to that lease, (iii) arrangements and agreements that apply only to property subject to Permitted Liens, (iv) Senior Debt which is Permitted Debt and (v) Debt permitted under CLAUSE (h) of the definition of Permitted Debt (which arrangement or agreement shall permit all Senior Debt (including, without limitation, the Term Loans and any refinancing thereof or increase thereto) to be secured by Liens).

         9.4 Employee Plans. Except as disclosed on SCHEDULE 7.11 or where not a Material Adverse Event, no Company may permit any of the events or circumstances described in SECTION 7.11 to exist or occur.

         9.5 Transactions with Affiliates. Except for executive compensation arrangements of the Borrower, and as disclosed on SCHEDULE 7.14, no Company may, directly or indirectly, enter into any material transaction (including, without limitation, the sale or exchange of property or the rendering of service) with any of its Affiliates (who are not Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms no less favorable than could be obtained in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this SECTION 9.5, such transactions are "material" if they require any Company to pay over the course of such transactions more than $5,000,000 with respect to any individual transaction.

         9.6 Compliance with Laws and Documents. No Company may (a) violate the provisions of any Laws (including, without limitation, OSHA and Environmental
Laws) applicable to it or of any material agreement to which it is a party if that violation alone, or when aggregated with all other violations, would be a Material Adverse Event, (b) violate in any material respect any provision of its charter or bylaws, or (c) repeal, replace, or amend any provision of its charter or bylaws if that action would be a Material Adverse Event.

         9.7 Issuance of Securities. Except as permitted under Section 9.9, the Borrower may not, nor may the Borrower permit any Subsidiary to, directly or indirectly, issue, sell, or otherwise dispose of any shares of Stock of any Subsidiary of any class, or any securities convertible into or exchangeable for any such shares except (i) issuances, sales and other dispositions of Stock of a Subsidiary, provided that after giving effect to such issuance, sale or other disposition, such Subsidiary will continue to be a Subsidiary of the Borrower,
(ii) as otherwise permitted under SECTION 9.9, or (iii) Stock under existing employee stock option plans of the Borrower.

         9.8 Distributions. No Company may declare, make, or pay any Distribution except that: (a) the Borrower may declare or pay any dividend on or with respect to any of its Stock during any fiscal year, (i) if no Default has occurred prior to such declaration or payment, (ii) such dividend is payable in the form of capital stock of the Borrower, and (iii) if such dividend is payable in cash, such payment or dividend when aggregated with all other payments and dividends made during such fiscal year would not exceed an amount equal to 50% of the Borrower's net income for the preceding fiscal year; (b) the Borrower may purchase, or declare its intent to purchase, its common Stock if (i) no Default or Potential Default has occurred prior to such purchase or declaration, and
(ii) the aggregate amount of all such purchases since May 12, 2000 never exceeds $100,000,000; and (c) Subsidiaries may declare dividends (subject to applicable
Law) to the Borrower or another Subsidiary from time to time, or make Advances in compliance with SECTION 9.2.

         9.9 Disposition of Assets. No Company may, directly or indirectly, sell, lease, or otherwise dispose of all or any substantial or material assets, other than (a) sales of inventory in the ordinary course of business, (b) sales of equipment for a fair and adequate consideration, provided that if any such equipment is sold, and a replacement is necessary for the proper operation of the business of such Company, such Company will replace such equipment, (c) the sale, assignment, transfer or other disposition of percentage interests in the Receivables Program Assets pursuant to any Accounts Receivables Financing approved in an advance by the Agents (in their sole discretion, not unreasonably withheld), so long as the aggregate Accounts Receivable Financing Amount payable from the Receivables Program Assets to the purchasers under all such Accounts Receivables Financings does not exceed $125,000,000, (d) other dispositions of assets (including, but not limited to, sales or dispositions of Subsidiary Stock) which do not exceed, in the aggregate for all such dispositions during each fiscal year, ten percent (10%) of the Borrower's Net Worth for the immediately preceding fiscal year plus ten percent (10%) of the amount of equity issuances since the end of the prior fiscal year, (e) a Permitted IPO, and (f) issuances, sales and other dispositions of Stock of a Subsidiary permitted under
SECTION 9.7.

         9.10 Mergers, Consolidations, and Dissolutions. No Company may liquidate, wind up, dissolve, merge or consolidate with any other Person except:
(i) as may be permitted under SECTION 9.7 or 9.9, (ii) any merger or consolidation of a Subsidiary into another Subsidiary or into the Borrower,
(iii) any liquidation, dissolution or conversion of a Subsidiary, or (iv) a Permitted Acquisition structured as a merger with Borrower, provided the Borrower is the surviving entity (after giving effect to the merger).

         9.11 Assignment. No Company may assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

         9.12 Fiscal Year and Accounting Methods. No Company may change its fiscal year more than once during the term of this Agreement (except that a Subsidiary may change its fiscal year at any time to match the Borrower's fiscal year), and then only after giving written notice of its intent to make such change to the Administrative Agent. No Company shall change its method of accounting (other than changes with which the Company's auditors have concurred, or immaterial changes in methods).

         9.13 New Businesses. No Company may, directly or indirectly, engage in any business which is substantially different from the businesses in which the Companies are presently engaged, and the Companies shall continue to conduct the businesses in which they are presently engaged in substantially the same fashion (including, without limitation, contracts for compute cycles), other than the engagement of a Company in a new business (through an Acquisition of an existing business permitted under the terms of this Agreement or the formation of a de novo business permitted under the terms of this Agreement) which does not require: (a) any individual expenditure or investment by the Companies in excess of an amount equal to 7.5% of the consolidated assets of the Companies immediately prior thereto and which does not involve a business which in the immediately preceding twelve (12) calendar months had gross revenues in excess of an amount equal to 20% of the consolidated gross revenues of the Companies during such period; or (b) an aggregate expenditure or investment by the Companies in excess of an amount equal to (i) 10% of the consolidated assets of the Companies, or (ii) 30% of gross revenues of the Companies based on the twelve (12) calendar months most recently then-ended; for purposes of this
SECTION 9.14, consolidated assets and gross revenues shall be determined as of the most recent quarterly Financials delivered under SECTION 8.1 prior to such expenditure or investment.

         9.14 Government Regulations. No Company may conduct its business in such a way that it will become (a) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law (other than Regulation X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt, or (b) a "utility" as defined in Chapter 35 of the Texas Business and Commerce Code, as amended.

         9.15 Strict Compliance. No Company may indirectly do anything that it may not directly do under any covenant in any Loan Document.

         9.16 Prepayments of Subordinated Notes. The Borrower may not prepay or cause to be prepaid any principal of, or any interest on, any of the Subordinated Notes except:

                  (a) exchanges of Subordinated Notes for other Subordinated Notes;

                  (b) conversions of Debt under the Subordinated Notes to equity of the Borrower that is not mandatorily redeemable;

                  (c) cash redemptions of Subordinated Notes the aggregate amount of which never exceeds $3,000,000; and

                  (d) with respect to the Borrower's outstanding 4% Convertible Subordinated Notes due March 15, 2005 (the "4% Notes"), and notwithstanding anything to the contrary in this Agreement, the Borrower may elect to induce the conversion of such 4% Notes by either
         (i) increasing the amount of Stock issuable upon conversion of such 4% Notes by adjusting the Conversion Price (as defined in the related Indenture dated as of March 20, 1998 (such Indenture, as in effect on the date hereof, the "4% Indenture")), or (ii) issuing a notice of redemption under the 4% Indenture (and repurchasing any such 4% Notes which are not converted prior to the date of redemption), so long as, as of the date of issuance of such notice of redemption, (a) the average closing price of the Borrower's common stock on the New York Stock Exchange for the immediately preceding thirty (30) days is at least equal to 125% of the amount which is equal to (x) 1,000 divided by (y) the then applicable "Conversion Rate" (as defined in the 4% Indenture), (b) the closing price of the Borrower's common stock on the New York Stock Exchange on the business day immediately preceding the date of issuance of such notice of redemption is at least equal to 125% of the amount which is equal to (x) 1,000 divided by (y) the then applicable Conversion Rate and (c) either (x) the sum of (I) the Companies' consolidated cash on hand reflected in the balance sheet of the Borrower and its consolidated Subsidiaries as of such date plus
         (II) the amount available to be borrowed under the Revolving Facility as of such date is at least equal to the aggregate "Redemption Price" (and the Borrower shall maintain a sufficient amount of such liquidity during the period up to and including the redemption date to finance its reasonably anticipated liability in respect of such Redemption Price on such redemption date) (as defined in the 4% Indenture) for all such 4% Notes as of such date, or (y) the Borrower shall have arranged financing to pay the Redemption Price on terms and conditions satisfactory to the Administrative Agent.

         9.17 Changes Relating to Subordinated Notes. The Borrower may not agree to any change or amendment to the terms of the Subordinated Notes (or any indenture or agreement in connection therewith) if the effect of such change or amendment is to: (a) increase the interest rate on the Subordinated Notes; (b) change the dates upon which payments of principal or interest are due on the Subordinated Notes other than to extend such dates; (c) change any default or event of default or covenant other than to delete or make less restrictive any default or covenant provision therein, or add any covenant with respect to the Subordinated Notes; (d) change the redemption or prepayment provisions of such the Subordinated Notes other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security, collateral or guaranty to secure payment of the Subordinated Notes; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of the Subordinated Notes in a manner adverse to the Borrower, the Administrative Agent, or any Lender.

SECTION 10: FINANCIAL COVENANTS. Until the Obligation has been fully paid and performed, the Borrower covenants and agrees with the Administrative Agent and the Lenders that, without first obtaining the Administrative Agent's written notice of the Required Lenders' consent to the contrary, it may not directly or indirectly permit:

         10.1 Net Worth. The Companies' Net Worth, determined as of the last day of each fiscal quarter of the Borrower, to be less than the sum of (a) $500,000,000, plus (b) 75% of the

Companies' cumulative net income (without deduction for losses) commencing with the fiscal quarter ending immediately after May 12, 2000, plus (c) fifty percent (50%) of the gross proceeds of any Subject Securities Issuance (including changes in Net Worth due to any conversion of Debt permitted under CLAUSE (h) of the definition of Permitted Debt to Stock of the Borrower but excluding gross proceeds from the exercise of Rights under existing employee stock option plans of the Borrower) occurring following May 12, 2000, plus (d) the net proceeds of any Permitted IPO occurring after May 12, 2000 and in compliance with SECTION 9.7(b).

         10.2 Funded Debt/Adjusted EBITDA Ratio. The Funded Debt/Adjusted EBITDA Ratio to ever be more than the ratios set forth below for the periods indicated:


                       AT THE END OF ANY FISCAL QUARTER ENDING DURING THE         FUNDED DEBT/ ADJUSTED
                                     FOLLOWING TIME PERIODS                           EBITDA RATIO
                    ---------------------------------------------------------- ----------------------------
                    Commencing on the Closing Date and ending on the first             3.50 to 1.00
                    to occur of: (i) March 31, 2002; or (ii) any Subject
                    Securities Issuance on any public market resulting in
                    net cash proceeds to the Borrower of at least
                    $250,000,000
                    ---------------------------------------------------------- ----------------------------
                                       At all other times                             3.00 to 1.00
                    ---------------------------------------------------------- ----------------------------


         10.3 Fixed-Charge Coverage. The Fixed-Charge Coverage Ratio for the most recently completed four fiscal quarters of the Borrower as of the last day of each fiscal quarter of the Borrower to ever be less than 1.25 to 1.00.

SECTION 11: DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following:

         11.1 Payment of Obligation. The failure or refusal of any Obligor to pay any portion of the Obligation, as the same becomes due in accordance with the terms of the Loan Documents.

         11.2 Covenants. Any Company's failure or refusal to punctually and properly perform, observe, and comply with any covenant (other than covenants to pay the Obligation), agreement or condition applicable to it contained in any of the Loan Documents:

                  (a) In SECTIONS 8.1 through 8.4, 8.7, 8.8, 8.10 through 8.14,
         9.2(b), 9.5, 9.7 through 9.12, and 9.14 through 9.17; or

                  (b) In SECTIONS 10.1, 10.2, OR 10.3, and that failure or refusal continues for twenty (20) Business Days after any Company has knowledge thereof (or for a period of twenty (20) days after knowledge of such failure or refusal would normally have come to the attention of the chief financial officer of such Company in the ordinary course of business); or

                  (c) In SECTIONS 5.1, 8.5, 8.6, 8.9, 9.2(a), 9.3, 9.4, 9.6,
         9.13, or, if such Debt has been assumed in connection with an Acquisition, SECTION 9.1, and that failure or refusal continues for thirty (30) days after any Company has knowledge thereof (or for a period of thirty (30) days after knowledge of such failure or refusal would normally have come to the attention of the chief financial officer of such Company in the ordinary course of business); or

                  (d) Any other covenant, agreement or condition other than covenants listed in CLAUSES (a) - (c) preceding, and such failure or refusal continues for a period of ten (10) days after any Company has knowledge thereof (or for a period of ten (10) days after knowledge of such failure or refusal would normally have come to the attention of the chief financial officer of such Company in the ordinary course of business).

         11.3 Debtor Relief. The Borrower or any other Company (other than those Companies disclosed on SCHEDULE 7.7) shall not be Solvent, or any Company (a) fails to pay its Debts generally as they become due, (b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Laws, or (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Laws, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of any Credit Party granted in the Loan Documents (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within sixty (60) days after its filing).

         11.4 Attachment. The failure of any Company to have discharged within thirty (30) days after commencement any attachment, sequestration, or similar proceeding against any asset which is material to the Companies as a consolidated entity.

         11.5 Payment of Judgments. Any Company fails to pay any final, non-appealable judgment or order for the payment of money in excess of $20,000,000 rendered against it or any of its assets and enforcement proceedings shall have been commenced by any creditor upon any such judgment or order and remain unstayed. Notwithstanding the foregoing sentence, it shall not be a Default if the validity or amount of such judgment or order is being contested in good faith by lawful proceedings diligently conducted and a reserve or other provision required by GAAP has been made.

         11.6 Government Action. Where it is a Material Adverse Event, from and after the Closing Date and individually or collectively for all of the Companies, (a) a final non-appealable order is issued by any Tribunal (including, but not limited to, the United States Justice Department) seeking to cause any Company to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Tribunal condemning, seizing, or otherwise appropriating, or taking custody or control of all or any substantial portion of the assets of the Companies, as a consolidated entity.

         11.7 Misrepresentation. Any material representation or warranty made by any Company in any Loan Document at any time proves to have been materially incorrect when made.

         11.8 Ownership of Companies. Except as may be otherwise provided in this Agreement:

                  (a) One or more Companies fail to own, beneficially and of record, with power to vote, 100% of the issued and outstanding shares of Voting Stock (or similar voting interests) of the Wholly-Owned Subsidiaries.

                  (b) For the Borrower's Subsidiaries that are not Wholly-Owned Subsidiaries, (i) one or more Companies fail to own, beneficially and of record, with power to vote, more than 50% (or at least the percentage reflected on SCHEDULE 7.3) of the issued and outstanding Voting Stock (or similar voting interests) of such Subsidiaries sufficient to constitute control of such Subsidiary, or (ii) such Subsidiaries incur Debt to any Person other than Permitted Debt.

         11.9 Change of Control of the Borrower. The individuals who, as of the date of this Agreement, constitute the members of the Borrower's board of directors (for purposes of this SECTION 11.9, the "INCUMBENT BOARD") do not constitute or cease for any reason to constitute at least 66 2/3% of:

                  (a) The Borrower's board of directors; or

                  (b) The surviving corporation's board of directors in the event of any merger or consolidation (if permitted by SECTION 9.2(b)) involving the Borrower; or

                  (c) The controlling entity's board of directors, the comparable body if there is no board of directors, or voting control if there is no comparable body, in the event that the surviving corporation under CLAUSE (b) above is directly or indirectly controlled by that entity.

         For purposes of this SECTION 11.9, any individual who becomes a member of the board of directors or comparable body or who obtains a voting interest, as applicable under CLAUSES (a), (b), or (c) above, after the date of this Agreement and whose appointment to the board, or nomination for election, was
(i) approved or ratified by a vote of the individuals comprising at least 50% of the then incumbent board, or (ii) who was appointed by the chairman of the board, shall thereafter be deemed to be a member of the incumbent board.

         11.10 Other Funded Debt. In respect of any Debt (other than the Obligation, Debt arising under the Existing Credit Agreement and Debt arising under the Subordinated Notes) individually or collectively of at least $10,000,000 (a) any default or other event or condition occurs or exists (other than a mandatory prepayment as a result of disposition of assets if permitted by the Loan Documents) beyond the applicable grace or cure period (and solely with respect to the Debt set forth in ITEMS 2 and 4 of SCHEDULE 9.1, such default or other event or condition continues for twenty (20) Business Days beyond such grace or cure period) the effect of which is to cause or to permit any holder of that Funded Debt to cause, whether or not it elects to cause, any of that Funded Debt to become due before its stated maturity or regularly scheduled payment dates, or (b) any of that Debt is declared to be due and payable or required to be prepaid by any Company before its stated maturity (and solely with respect to the Debt set forth in ITEMS 2 and 4 of SCHEDULE 9.1, such prepayment is not made by the Borrower within twenty (20)

Business Days after such guaranty is called). Notwithstanding the foregoing sentence, it shall not be a Default if (y) either (i) the validity or amount of such accelerated Debt is being contested in good faith by lawful proceedings diligently conducted, or (ii) a nonappealable judgment has been entered against any Company with respect to such Debt, and such judgment is satisfied within ninety (90) days after it is entered, and (z) a reserve or other provision required by GAAP has been made.

         11.11 SEC Reporting Requirements. The Borrower fails to comply with any applicable reporting requirements of the 1934 Act, for which the failure to report would constitute a Material Adverse Event.

         11.12 Validity and Enforceability. Once executed, this Agreement (including, but not limited to, the Subsidiary Guaranty), any Note, the Intercreditor Agreement, or any Security Document ceases to be in full force and effect in any material respect or is declared to be null and void or its validity or enforceability is contested in writing by any Company party to it or any Company party to it denies in writing that it has any further liability or obligations under it except in accordance with that document's express provisions or as the appropriate parties under SECTION 14.8 below may otherwise agree in writing.

         11.13 Material Agreements. The occurrence of a default under any other Material Agreement (other than any Material Agreement described in SECTION 11.15) which results in the acceleration of payment of any amounts payable by any Company in excess of $10,000,000. Notwithstanding the foregoing sentence, it shall not be a default if (y) either (i) the validity or amount of such accelerated payment is being contested in good faith by lawful proceedings diligently conducted, or (ii) a nonappealable judgment has been entered against any Company with respect to Material Agreement Debt, and such judgment is satisfied within ninety (90) days after it is entered, and (z) a reserve or other provision required by GAAP has been made.

         11.14 Material Adverse Event. The occurrence of any Material Adverse Event, and the situation giving rise thereto is not corrected to the satisfaction of the Administrative Agent and the Lenders within twenty (20) days after notice thereof from the Administrative Agent to the Borrower.

         11.15 Existing Credit Agreement Documents and Subordinated Notes. With respect to the Existing Credit Agreement Documents or Subordinated Notes: (i) the occurrence of a default or event of default beyond any applicable grace or notice and cure periods, (ii) any payment or prepayment shall become past due beyond any applicable grace or notice and cure periods under any agreement, document, or instrument executed or delivered in connection therewith or evidencing same, or (iii) the maturity of any of such Debt is accelerated or declared to be due and payable or required to be prepaid (other than regularly scheduled mandatory prepayments).

         11.16 Employee Benefit Plans. If any of the following constitute a Material Adverse Event:

                  (a) a "Reportable Event" or "Reportable Events," or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Employee Plan or Plans that is expected to result in liability of the Borrower to the PBGC or to an Employee Plan; or

                  (b) the Borrower or any ERISA Affiliate has provided to any affected party a sixty (60) day notice of intent to terminate an Employee Plan pursuant to a distress termination in accordance with
         Section 4041(c) of ERISA if the liability expected to be incurred as a result of such termination will exceed $1,000,000.00; or

                  (c) a trustee shall be appointed by a United States district court to administer any such Employee Plan; or

                  (d) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Employee Plan; or

                  (e) (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability (within the meaning of section 4201 of ERISA) to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not contesting such withdrawal liability in a timely and appropriate manner and (iii) the amount of such withdrawal liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds $1,000,000.00; or

                  (f) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000.00.

SECTION 12: RIGHTS AND REMEDIES.

         12.1 Remedies Upon Default.

                  (a) Debtor Relief. If a Default exists under SECTION 11.3, the commitment to extend credit under this Agreement automatically terminates, and the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever.

                  (b) Other Defaults. If any Default exists, subject to the terms of SECTION 13.5(b), the Administrative Agent may (with the consent of, and must, upon the request of, the Required Lenders), do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 12.1(a), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this Agreement; (iii) reduce any claim to judgment; and (iv) exercise any and all other legal or equitable Rights afforded by the Loan Documents, by applicable Laws, or in equity.

                  (c) Offset. If a Default exists, to the extent permitted by applicable Law, each Lender may exercise the Rights of offset and banker's lien against each and every account (excluding Settlement Aggregation Accounts) and other property, or any interest therein, which any Company may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed to that Lender.

         12.2 Company Waivers. To the extent permitted by Law, each Obligor waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

         12.3 Performance by the Administrative Agent. If any Company's covenant, duty, or agreement is not performed in accordance with the terms of the Loan Documents, Administrative Agent may, while a Default exists, at its option (but subject to the approval of the Required Lenders), perform or attempt to perform that covenant, duty, or agreement on behalf of that Company (and any amount expended by the Administrative Agent in its performance or attempted performance is payable by the Obligors, jointly and severally, to the Administrative Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of the Administrative Agent's expenditure until paid). However, the Administrative Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any Company's covenants, duties, or agreements.

         12.4 Not in Control. Nothing in any Loan Documents gives or may be deemed to give to any Credit Party the Right to exercise control over any Company's Real Property, other assets, affairs, or management or to preclude or interfere with any Company's compliance with any Law or require any act or omission by any Company that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality or substantiality qualifier of any representation, warranty, covenant, agreement, or other provision of any Loan Document is included for credit documentation purposes only and does not imply or be deemed to mean that any Credit Party acquiesces in any non-compliance by any Company with any Law, document, or otherwise or does not expect the Companies to promptly, diligently, and continuously carry out all appropriate removal, remediation, compliance, closure, or other activities required or appropriate in accordance with all Environmental Laws. The Credit Parties' powers are limited to the Rights provided in the Loan Documents. All of those Rights exist solely, and may be exercised in any manner calculated by the Administrative Agent or the Lenders in their respective good faith business judgment, to preserve and protect collateral, Lender Liens and to assure payment and performance of the Obligation.

         12.5 Course of Dealing. The acceptance by any Credit Party of any partial payment on Obligation is not a waiver of any Default then existing. No waiver by the Administrative Agent,

Required Lenders, or any other Credit Party of any Default is a waiver of any other then-existing or subsequent Default. No delay or omission by the Administrative Agent, the Required Lenders, or any other Credit Party in exercising any Right under the Loan Documents impairs that Right or is a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Documents or otherwise.

         12.6 Cumulative Rights. All Rights available to any Credit Party under the Loan Documents are cumulative of and in addition to all other Rights granted to any Credit Party at law or in equity, whether or not the Obligation is due and payable and whether or not any Credit Party has instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

         12.7 Application of Proceeds. Any and all proceeds ever received by any Credit Party from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to SECTION 3, except to the extent otherwise provided in the Intercreditor Agreement.

         12.8 Certain Proceedings. The Borrower shall promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers reasonably requested by any Credit Party in connection with the obtaining of any consent, approval, registration (other than securities Law registrations), qualification, permit, license, or authorization of any Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because the Borrower agrees that any Credit Party's remedies at Law for failure of the Borrower to comply with the provisions of this section would be inadequate and that failure would not be adequately compensable in damages, the Borrower agrees that the covenants of this section may be specifically enforced.

         12.9 Expenditures by Lenders. Any sums spent by any Credit Party in the exercise of any Right under any Loan Document is payable by the Companies to the Administrative Agent within five (5) Business Days after demand, becomes part of the Obligation, and bears interest at the Default Rate from the date spent until the date repaid.

         12.10 Diminution in Value of Collateral. Neither the Administrative Agent nor any Lender has any liability or responsibility whatsoever for any diminution in or loss of value of any collateral now or in the future securing payment or performance of any of the Obligation (other than diminution in or loss of value caused by their or its own gross negligence or willful misconduct).

         12.11 Expenses; Indemnification.

                  (a) The Borrower agrees to pay on demand all costs and expenses of Administrative Agent and the Arranger in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and the Arranger (including the cost of internal counsel) with respect thereto and with respect to advising Administrative Agent as to its Rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Credit Parties, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

                  (b) The Borrower agrees to indemnify and hold harmless the Credit Parties and each of their respective Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Obligation (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation, or other proceeding to which the indemnity in this SECTION
         12.11 applies, such indemnity shall be effective whether or not such investigation, litigation, or proceeding is brought by any Company, its directors, shareholders, or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Credit Parties or any of their respective Affiliates or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of any Borrowing.

                  (c) No Credit Party or any Affiliate, officer, director, employee, attorney, or agent of any Credit Party shall be liable for any error of judgment or act done in good faith, or be otherwise liable or responsible under any circumstances whatsoever (INCLUDING SUCH PERSON'S NEGLIGENCE), except for such Person's gross negligence or willful misconduct. No Credit Party or any Affiliate, officer, director, employee, attorney, or agent of any Credit Party shall have any liability with respect to, and each Company hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damage suffered or incurred by any Company or any of its Affiliates in connection with, arising out of, or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Company hereby waives, releases, and agrees not to sue any Credit Party or any Affiliate, officer, director, employee, attorney, or agent of any Credit Party for exemplary or punitive damages in respect of any claim in connection with, arising out of, or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

                  (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 12.11 shall survive the payment in full of the Obligation and all other amounts payable under this Agreement.

SECTION 13: THE ADMINISTRATIVE AGENT AND LENDERS.

         13.1 Administrative Agent.

                  (a) Appointment. Each Lender appoints the Administrative Agent (including, without limitation, each successor to the Administrative Agent in accordance with this SECTION 13) as its nominee and agent to act in its name and on its behalf (and the Administrative Agent and each such successor accepts that appointment): (i) to act as its nominee and on its behalf in and under all Loan Documents; (ii) to arrange the means whereby its funds are to be made available to the Borrower under the Loan Documents; (iii) to take any action that it properly requests under the Loan Documents (subject to the concurrence of other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to it under the Loan Documents; (v) to promptly distribute to it all material information, requests, documents, and items received from the Borrower under the Loan Documents; (vi) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; and
         (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, the Administrative Agent is not required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or applicable Law.

                  (b) Successor. The Administrative Agent may assign all of its Rights and obligations as the Administrative Agent under the Loan Documents to any of its Affiliates, which Affiliate shall then be the successor the Administrative Agent under the Loan Documents. The Administrative Agent may also voluntarily resign and shall resign upon the request of Required Lenders for cause (i.e., the Administrative Agent is continuing to fail to perform its responsibilities under the Loan Documents). If the initial, or any successor to, the Administrative Agent ever ceases to be a party to this Agreement or if either of the initial, or any successor to, the Administrative Agent ever resigns (whether voluntarily or at the request of the Required Lenders), then Required Lenders shall appoint a successor to the Administrative Agent from among Lenders (other than the resigning the Administrative Agent). If the Required Lenders fail to appoint a successor to such the Administrative Agent within thirty (30) days after the resigning the Administrative Agent has given notice of resignation or Required Lenders have removed the resigning Administrative Agent, then the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that
         (i) must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition), and (ii) must be consented to by the Borrower, which consent shall not be unreasonably delayed or withheld. Upon its acceptance of appointment as successor Administrative Agent, the successor Administrative Agent succeeds to and becomes vested with all of the Rights of the prior Administrative Agent, and the prior Administrative Agent is discharged from its duties and obligations as Administrative Agent under the Loan Documents, and each Lender shall execute the documents that any Lender, the resigning or removed Administrative Agent, or the successor Administrative Agent reasonably request to reflect the change. After the Administrative Agent's resignation or removal as Administrative Agent under the Loan Documents, the provisions of this Agreement inure to its benefit as to any actions taken or not taken by it while it was Administrative Agent under the Loan Documents.

                  (c) Rights as Lender. The Administrative Agent, in its capacity as a Lender, has the same Rights under the Loan Documents as any other Lender and may exercise those Rights as if it were not acting as Administrative Agent. The term "Lender", unless the context otherwise indicates, includes each Administrative Agent. Administrative Agent's resignation or removal does not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and the Borrower agree that the Administrative Agent is not a fiduciary for the Lenders or for the Borrower, but Administrative Agent is simply acting in the capacity described in this Agreement to alleviate administrative burdens for the Borrower and the Lenders, that the Administrative Agent has any duties or responsibilities to Lenders or the Borrower except those expressly set forth in the Loan Documents, and that the Administrative Agent in its capacity as a Lender has the same Rights as any other Lender.

                  (d) Other Activities. Any Credit Party may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with the Borrower, act as trustee or depositary for the Borrower, or otherwise be engaged in other transactions with the Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, neither the Administrative Agent nor any Lender is responsible to account to the other Lenders for those other activities, and no Lender shall have any interest in any other Lender's activities, any present or future guaranties by or for the account of the Borrower that are not contemplated by or included in the Loan Documents, any present or future offset exercised by the Administrative Agent or any Lender in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in the Administrative Agent's or any other Lender's possession or control that may be or become security for the obligations of the Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by the Administrative Agent or any Lender to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Documents).

         13.2 Expenses. Each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by the Administrative Agent (while acting in such capacity) in connection with any of the Loan Documents if the Administrative Agent is not reimbursed from other sources within thirty (30) days after incurrence. Each Lender is entitled to receive its Pro Rata Part of any reimbursement that it makes to the Administrative Agent if the Administrative Agent is subsequently reimbursed from other sources.

         13.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in the Borrower or any other obligor on the Obligation having any credit, allowance, set off, defense, or counterclaim solely with respect to all or any part of that Lender's Pro Rata Part of the Obligation).

         13.4 Delegation of Duties; Reliance. The Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through the Administrative Agent, and The Lenders and the Administrative Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives. The Administrative Agent, The Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by the Administrative Agent or that Lender (but nothing in this CLAUSE
(a) permits the Administrative Agent to rely on (i) oral statements if a writing is required by this Agreement or (ii) any other writing if a specific writing is required by this Agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until, written notice of the assignment or transfer is given to and received by the Administrative Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a responsible officer of the Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge or the Administrative Agent has been notified by a Lender or the Borrower, and (d) are entitled to consult with legal counsel (including counsel for the Borrower), independent accountants, and other experts selected by the Administrative Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         13.5 Limitation of Administrative Agent's Liability.

                  (a) Exculpation. Neither the Administrative Agent nor any of its respective Affiliates or Representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by them to be within the discretion or power conferred upon them by the Loan Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither the Administrative Agent nor any of its Affiliates or Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (but nothing in this Agreement negates the obligation of the Administrative Agent to account for funds received by them for the account of any Lender).

                  (b) Indemnity. Unless indemnified to its satisfaction against loss, cost, liability, and expense, the Administrative Agent is not compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If the Administrative Agent requests instructions from the Lenders, or the Required Lenders, as the case may be, with respect to any act or action in connection with any Loan Document, the Administrative Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may the Administrative Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting under this Agreement in accordance with instructions of the Required Lenders.

                  (c) Reliance. The Administrative Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon the Administrative Agent in respect of, (i) the creditworthiness of any Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document (except by the Administrative Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (except by the Administrative Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company. EACH LENDER AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S PRO RATA PART OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN DOCUMENTS IF THE ADMINISTRATIVE AGENT OR ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH THE ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR THEIR OWN ORDINARY NEGLIGENCE.

         13.6 Default. While a Default exists, the Lenders agree to promptly confer in order that the Required Lenders or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of the Lenders. The Administrative Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from the requisite Lenders. In actions with respect to any Company's property, the Administrative Agent is acting for the ratable benefit of each Lender.

         13.7 Collateral Matters.

                  (a) Each Lender authorizes and directs the Administrative Agent to enter into the Intercreditor Agreement relating to the Security Documents for the Lender Liens and agrees that any action taken by the Administrative Agent concerning any collateral in accordance with any Loan Document, the Administrative Agent's exercise of powers concerning the collateral in any Loan Document, and that all other reasonably incidental powers are authorized and binding upon all the Lenders.

                  (b) The Administrative Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time before a Default or Potential Default, to take any action with respect to any collateral or Loan Documents related to collateral that may be necessary to perfect and maintain perfected the Lender Liens upon collateral.

                  (c) The Administrative Agent has no obligation whatsoever to any Lender or to any other Person to assure that collateral exists or is owned by any Company or is cared for, protected, or insured or has been encumbered or that the Lender Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority.

                  (d) The Administrative Agent shall exercise the same care and prudent judgment with respect to collateral and the Loan Documents as it normally and customarily exercises in respect of similar collateral and security documents.

                  (e) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lender Lien upon any collateral (i) constituting property being disposed of as permitted under any Loan Document, (ii) constituting property in which no Company owned any interest at the time the Lender Lien was granted or at any time after that, (iii) constituting property leased to any Company under a lease that has expired or been terminated in a transaction permitted under the Loan Documents or is about to expire and that has not been, and is not intended by that Company to be, renewed, (iv) consisting of an instrument evidencing Debt pledged to Lender Liens, if the underlying Debt has been paid in full, or (v) if approved, authorized, or ratified in writing by the Required Lenders. Upon request by the Administrative Agent at any time, Lenders shall confirm in writing the Administrative Agent's authority to release particular types or items of collateral under this CLAUSE (E).

         13.8 Limitation of Liability. No Credit Party or any Participant will incur any liability to any other Credit Party or Participant except for acts or omissions in bad faith, and no Credit Party or Participant will incur any liability to any other Person for any act or omission of any other Credit Party or any Participant.

         13.9 Relationship of Lenders. The Loan Documents do not create a partnership or joint venture among the Credit Parties.

         13.10 Benefits of Agreement. None of the provisions of this section inure to the benefit of any Company or any other Person except the Credit Parties. Therefore, no Company or any other Person is responsible or liable for, entitled to rely upon, or entitled to raise as a defense, in any manner whatsoever, the failure of any Credit Party to comply with these provisions.

         13.11 Other Agents. The Agents (other than the Administrative Agent) shall have no duties or liabilities under this Agreement and shall be entitled to the benefits of this SECTION 13 (and SECTIONS 8.11 and 12.11) to the same extent as the Administrative Agent.

SECTION 14: MISCELLANEOUS.

         14.1 Non-Business Days. Any payment or action that is due under any Loan Document on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a LIBOR Borrowing, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

         14.2 Communications. Unless otherwise specifically provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, communication must be in writing (which may be by telex or fax) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the appropriate telex number and the appropriate answer back is received, (b) if by fax, when transmitted to the appropriate fax number (and all communications sent by fax must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the fax shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and fax number) for the Borrower and the Administrative Agent are stated beside their respective signatures to this Agreement and for each Lender is stated beside its name on SCHEDULE 1.

         14.3 Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under this Agreement must be satisfactory to the Administrative Agent and its counsel.

         14.4 Exceptions to Covenants. No Company may take or fail to take any action that is permitted as an exception to any of the covenants contained in any Loan Document if that action or omission would result in the breach of any other covenant contained in any Loan Document.

         14.5 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents survive all closings under the Loan Documents and, except as otherwise indicated, are not affected by any investigation made by any party.

         14.6 Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         14.7 Invalid Provisions. Any provision in any Loan Document held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. The Administrative Agent, the Lenders, and each Company party to the affected Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         14.8 Amendments, Consents, Conflicts, and Waivers.

                  (a) Required Lenders. Unless otherwise specifically provided
         (i) the provisions of this Agreement may be amended, modified, or waived, and a Subsidiary Guaranty, the Intercreditor Agreement, or Security Document, may be amended, or fully or partially released - only by an instrument in writing executed by the Borrower, the Administrative Agent, and the Required Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this Agreement, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver that has been approved by the Required Lenders and the Borrower.

                  (b) All Lenders. Except as specifically otherwise provided in this SECTION 14.8, any amendment to or consent or waiver under this Agreement or any Loan Document that purports to accomplish any of the following must be by an instrument in writing executed by the Borrower and the Administrative Agent and executed (or approved, as the case may be) by each Lender affected thereby: (i) extends the due date or decreases the amount of any scheduled payment or amortization of the Obligation beyond the date specified in the Loan Documents; (ii) decreases any rate or amount of interest, fees, or other sums payable to the Administrative Agent or the Lenders under this Agreement (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "COMMITMENT," "REQUIRED LENDERS" or "PRO RATA PART";
         (iv) increases or extends the date of expiry of any one or more Lenders' Commitment; (v) waives compliance with, amends, or fully or partially releases, except as expressly provided in SECTION 5.1, any Subsidiary Guaranty or Security Document; or (vi) changes this CLAUSE
         (b) or any other matter specifically requiring the consent of all Lenders under this Agreement.

                  (c) Fees to the Administrative Agent. Any amendment or consent or waiver with respect to fees payable solely to the Administrative Agent under a separate letter agreement must be executed in writing only by the Administrative Agent and the Borrower.

                  (d) Conflicts. Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document is controlled by the terms and provisions of this Agreement.

                  (e) Waivers. No course of dealing or any failure or delay by the Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of the Administrative Agent or any Lender under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by the Administrative Agent and the Lenders (or the Required Lenders, if permitted under this Agreement) to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         14.9 Multiple Counterparts. Any Loan Document may be executed in a number of identical counterparts (including, at the Administrative Agent's discretion, counterparts or signature pages executed and transmitted by fax) with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument.

         14.10 Parties.

                  (a) Parties Bound. Each Loan Document binds and inures to the parties to it, any intended beneficiary of it, and each of their respective successors and permitted assigns. No Company may assign or transfer any Rights or obligations under any Loan Document without first obtaining all the Lenders' consent, and any purported assignment or transfer without the Lenders' consent is void. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation except as permitted by CLAUSES
         (b) or (c) below.

                  (b) Participations. Any Lender may (subject to the provisions of this section, in accordance with applicable Law, in the ordinary course of its business, and at any time) sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. The selling Lender remains a "Lender" under the Loan Documents, the Participant does not become a "Lender" under the Loan Documents, and the selling Lender's obligations under the Loan Documents remain unchanged. The selling Lender remains solely responsible for the performance of its obligations and remains the holder of its Term Loan for all purposes under the Loan Documents. The Borrower and the Administrative Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's Rights and obligations under the Loan Documents, and each Lender must retain the sole right and responsibility to enforce due obligations of the Companies. Participants have no Rights under the Loan Documents except as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of SECTION 3 with respect to all participations in its part of the Obligation outstanding from time to time so long as the Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under
         SECTION 3 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification, or waiver of any Loan Document except as to matters in SECTION 14.8(b)(i) and (ii).

                  (c) Assignments. Each Lender may make assignments to the Federal Reserve Bank. Each Lender may also assign to one or more assignees (each an "ASSIGNEE") all or any part of its Rights and obligations under the Loan Documents so long as (i) the assignor Lender and the Assignee execute and deliver to the Administrative Agent and the Borrower for their consent and acceptance (that may not be unreasonably withheld in any instance and is not required if the Assignee is an Affiliate of the assigning Lender) an assignment and assumption agreement in substantially the form of EXHIBIT F (an "ASSIGNMENT") and pay to the Administrative Agent a processing fee of $2,500, (ii) except in the case of assignments to a Lender on an affiliate of a Lender, the assignment must be for a minimum total amount of $5,000,000 and, if the assigning Lender retains any amount, it must be a minimum total amount of $5,000,000, (iii) the conditions for that assignment set forth in the applicable Assignment are satisfied and (iv) notice is given to Syndication Agent; provided, however, that so long as a Default has occurred and is continuing (A) the Borrower's consent shall not be required for an assignment to any Eligible Assignee, and (B) the minimum amounts described in subsection
         (iii) above shall not be required; provided, further, that in the case of any assignment by the Syndication Agent, neither the Borrower's consent nor the Administrative Agent's consent shall be required. The Effective Date in each Assignment must (unless a shorter period is agreeable to the Borrower and the Administrative Agent) be at least five (5) Business Days after it is executed and delivered by the assignor Lender and the Assignee to the Administrative Agent and the Borrower for acceptance. Once that Assignment is accepted by the Administrative Agent and the Borrower, and subject to all of the following occurring, then, on and after the Effective Date stated in it
         (i) the Assignee automatically becomes a party to this Agreement and, to the extent provided in that Assignment, has the Rights and obligations of a Lender under the Loan Documents, (ii) the assignor Lender, to the extent provided in that Assignment, is released from its obligations under this Agreement and its reimbursement obligations under this Agreement and, in the case of an Assignment covering all of the remaining portion of the assignor Lender's Rights and obligations under the Loan Documents, that Lender ceases to be a party to the Loan Documents, (iii) the Borrower shall execute and deliver to the assignor Lender and the Assignee the appropriate Notes, if requested, in accordance with this Agreement following the transfer, and (iv) upon delivery of the Notes, if any, under CLAUSE (III) preceding, the assignor Lender shall return to the Borrower all Notes, if any, previously delivered to that Lender under this Agreement. Notwithstanding the foregoing, no Assignee may be recognized as a party to the Loan Documents (and the assigning Lender shall continue to be treated for all purposes as the party to the Loan Documents) with respect to the Rights and obligations assigned to that Assignee until the actions described in CLAUSES (III) and (IV) have occurred and until the Assignment to such Assignee is registered on the books of the Borrower as to both principal and any stated interest. The Obligation is registered on the books of the Borrower as to both principal and any stated interest, and transfers of (as opposed to participations in) principal and interest of the Obligation may only be made in accordance with this SECTION 14.10.

         For purposes of this section, "ELIGIBLE ASSIGNEE" shall mean: (i) a commercial bank or savings and loan association and having total assets in excess of $100,000,000; (ii) a finance company, insurance company or other financial institution, lender or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of at least $100,000,000; or (iii) any Lender or any Affiliate of any Lender; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

         14.11 Submission To Jurisdiction; Waivers. Each of the Borrower and each Subsidiary Guarantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth on Schedule 1 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. THE BORROWER AND EACH SUBSIDIARY GUARANTOR ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO THE ADMINISTRATIVE AGENT'S AND EACH LENDER'S AGREEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT THE ADMINISTRATIVE AGENT AND EACH LENDER HAVE ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THIS AGREEMENT, AND THAT THE ADMINISTRATIVE AGENT AND EACH LENDER WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. THE BORROWER AND EACH SUBSIDIARY GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THESE WAIVERS WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY AGREES TO EACH WAIVER FOLLOWING CONSULTATION WITH LEGAL COUNSEL. The waivers in this section are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of the applicable Loan Document. In connection with any Litigation, this Agreement may be filed as a written consent to a trial by the court.

         14.12 Confidentiality Obligations. All nonpublic information furnished by any Company to the Administrative Agent or the Lenders pursuant to this Agreement (that is designated by such Company to the Administrative Agent and the Lenders as nonpublic information) will be treated as confidential, but nothing herein contained shall limit or impair the Administrative Agent's or any Lender's Rights (and the Administrative Agent or such Lender shall be entitled) (a) to disclose the same to any Tribunal, if required to do so, or to any prospective or actual Assignee or Participant (provided that such prospective or actual Assignee or Participant agrees to comply with this SECTION 14.12), or to the respective affiliates, directors, officers, employees, attorneys, and agents of the Administrative Agent or such Lender or any prospective or actual Assignee or Participant, (b) to use such information to the extent pertinent to an evaluation of the Obligation, (c) to enforce compliance for the terms and conditions of the Loan Documents, or (d) to take any action which the Administrative Agent or such Lender deems necessary to protect its interests if a Default has occurred and is continuing.

         14.13 Entirety. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE BORROWER, THE LENDERS, AND THE ADMINISTRATIVE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         14.14 WAIVERS OF JURY TRIAL. THE BORROWER, EACH SUBSIDIARY GUARANTOR, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         14.15 Intercreditor Agreement. Each of the Lenders hereby consents to the execution of the Intercreditor Agreement and the appointment of Wells Fargo Bank Texas, National Association to act as "Collateral Agent" in accordance with the terms thereof for the Lenders and the lenders under the Existing Credit Agreement.

SECTION 15: SUBSIDIARY GUARANTY.

         15.1 The Guaranty. In order to induce the Credit Parties to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Subsidiary Guarantors from the proceeds of the Term Loans made to the Borrower hereunder, each Subsidiary Guarantor hereby, unconditionally and irrevocably, guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Obligation. If any or all of the Obligation becomes due and payable, each Subsidiary Guarantor unconditionally, jointly and severally, promises to pay such Obligation to the Credit Parties, or order, on demand, together with any and all expenses which may be incurred by each Credit Party in collecting any of the Obligation. The word "OBLIGATION" is used in this SECTION 15 in its most comprehensive sense and includes any and all advances, debts, obligations (including obligations which, but for any automatic stay under the Debtor Laws, would become due, and including interest accruing after the maturity of the Term Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and obligations of the Borrower arising in connection with this Agreement or any other Loan

Document, in each case, heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

         15.2 Bankruptcy. Additionally, each Subsidiary Guarantor, jointly and severally, unconditionally and irrevocably guarantees the payment of any and all indebtedness of the Borrower to the Credit Parties whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in SECTION 11.3, and unconditionally promises to pay such indebtedness to the Credit Parties, or order, on demand, in lawful money of the United States.

         15.3 Nature of Liability. The liability of each Subsidiary Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Subsidiary Guarantor, any other guarantor, or by any other party, and the liability of such Subsidiary Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower, or by any other party, or (b) any other continuing or other guaranty, undertaking, or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination, or increase, decrease, or change in personnel by the Borrower, or (e) any payment made to any Credit Party on the indebtedness which such Credit Party repays The Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceeding, and each Subsidiary Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding. This Subsidiary Guaranty is intended to be an irrevocable, absolute, continuing guaranty of payment and is not a guaranty of collection. This Subsidiary Guaranty may not be revoked by any Subsidiary Guarantor; provided, however, if, according to applicable law, it shall ever be determined or held that a guarantor under a continuing guaranty such as this Subsidiary Guaranty shall have the absolute right, notwithstanding the express agreement of such a guarantor otherwise, to revoke such guaranty as to any Obligation which has then not yet arisen, then any Subsidiary Guarantor may deliver to the Administrative Agent written notice that such Subsidiary Guarantor will not be liable hereunder for any of the Obligation created, incurred, or arising after the giving of such notice, and such notice will be effective as to such Subsidiary Guarantor from and after (but not before) such times as said written notice is actually delivered to and received by and receipted for in writing by the Administrative Agent; provided that such notice shall not in anywise affect, impair, or limit the liability and responsibility of any other person or entity with respect to any of the Obligation theretofore existing or thereafter existing, arising, renewed, extended, or modified; provided, further, that such notice shall not affect, impair, or release the liability and responsibility of such Subsidiary Guarantor with respect to any of the Obligation created, incurred, or arising prior to the receipt of such notice by the Administrative Agent as aforesaid, or in respect of any renewals, extensions, or modifications of such Obligation, or in respect of interest or costs of collection thereafter incurred on or with respect to such Obligation, or with respect to attorneys' fees thereafter becoming payable hereunder with respect to such Obligation, and shall continue to be effective with respect to any Obligation arising or created after any attempted revocation by any Subsidiary Guarantor.

         15.4 Independent Obligation. The obligations of each Subsidiary Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or The Borrower be joined in any such action or actions. Each Subsidiary Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Subsidiary Guarantor.

         15.5 Authorization. Each Subsidiary Guarantor authorizes the Credit Parties without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate, or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Subsidiary Guaranty, including any increase or decrease of the rate of interest thereon,
(b) take and hold security from any guarantor or any other party for the payment of this guaranty or the indebtedness and exchange, enforce, waive, and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Credit Parties in their discretion may determine, and (d) release or substitute any one or more endorsers, guarantors, the Borrower, or other obligors.

         15.6 Reliance. It is not necessary for any Credit Party to inquire into the capacity or powers of any Company or the officers, directors, partners, or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         15.7 Subordination. Any indebtedness of the Borrower now or hereafter held by any Subsidiary Guarantor is hereby subordinated to the indebtedness of the Borrower to the Credit Parties; and such indebtedness of the Borrower to any Subsidiary Guarantor, if the Administrative Agent, after a Default has occurred and is continuing, so requests, shall be collected, enforced, and received by such Subsidiary Guarantor as trustee for the Credit Parties and be paid over to the Credit Parties on account of the indebtedness of the Borrower to the Credit Parties, but without affecting or impairing in any manner the liability of such Subsidiary Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Subsidiary Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Subsidiary Guarantor, such Subsidiary Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

         15.8 Waivers; Consents.

                  (a) Each Subsidiary Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Credit Party to (i) proceed against the Borrower, any other guarantor, or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor, or any other party, or (iii) pursue any other remedy in any Credit Party's power whatsoever. Each Subsidiary Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor, or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor, or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. The Credit Parties may, at their election, foreclose on any security held by any Credit Party by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the Lenders may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the indebtedness has been paid. Each Subsidiary Guarantor waives any defense arising out of any such election by the Credit Parties, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Subsidiary Guarantor against the Borrower or any other party or any security.

                  (b) Each Subsidiary Guarantor waives all presentments, demands for performance, protests, and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional indebtedness. Each Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope, and extent of the risks which each Subsidiary Guarantor assumes and incurs hereunder, and agrees that the Credit Parties shall have no duty to advise Subsidiary Guarantors of information known to them regarding such circumstances or risks.

                  (c) Any Credit Party may at any time and from time to time without the consent of, or notice to, any Subsidiary Guarantor, without incurring responsibility to such Subsidiary Guarantor, without impairing or releasing the obligations of such Subsidiary Guarantor hereunder, upon or without any terms or conditions and in whole or in part: (i) change the manner, place, or terms of payment of, and/or change or extend the time of payment of, renew, or alter, any of the Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Obligation as so changed, extended, renewed, or altered;
         (ii) sell, exchange, release, surrender, realize upon, or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligation or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against; (iii) exercise or refrain from exercising any rights against the Borrower, any other guarantor, or others or otherwise act or refrain from acting; (iv) settle or compromise any of the Obligation, any security therefor, or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower (other than the Credit Parties); (v) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Credit Parties regardless of what liabilities of such Borrower remain unpaid;
         (vi) consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents, or any of the instruments or agreements referred to therein, or otherwise amend, modify, or supplement any of the Loan Documents or any of such other instruments or agreements; and/or (vii) act or fail to act in any manner referred to in this Subsidiary Guaranty which may deprive such Subsidiary Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Subsidiary Guaranty.

         15.9 Limitation. It is the intention of Subsidiary Guarantors and the Credit Parties that the amount of the Obligation guaranteed hereby shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or other similar laws applicable to Subsidiary Guarantors. Accordingly, anything herein or in any other Loan Document notwithstanding, the maximum liability of each Subsidiary Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Subsidiary Guarantor under applicable federal and state laws relating to the insolvency of debtors.

         15.10 Additional Guarantors. From time to time subsequent to the time hereof, After-Acquired Subsidiaries may become parties hereto as additional Subsidiary Guarantors by executing a counterpart to this Subsidiary Guaranty in the form of EXHIBIT B. Upon delivery of any such counterpart to the Administrative Agent, notice of which is hereby waived by each Subsidiary Guarantor, each such After-Acquired Subsidiary shall be a Subsidiary Guarantor and shall be a party hereto as if such After-Acquired Subsidiary were an original signatory hereof. Each Subsidiary Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Subsidiary Guarantor hereunder, or by any election by the Administrative Agent not to cause any After-Acquired Subsidiary to become a Subsidiary Guarantor hereunder. This Subsidiary Guaranty shall be fully effective as to any Subsidiary Guarantor that is or becomes a party hereto regardless of whether any such person becomes or fails to become or ceases to be a Subsidiary Guarantor hereunder.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGES FOLLOW.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                AFFILIATED COMPUTER SERVICES, INC.,
                                 as the Borrower



                                By:
                                   ---------------------------------------------
                                   Name: Nancy P. Vineyard
                                   Title: Senior Vice President and Treasurer

                                BEAR STEARNS CORPORATE LENDING INC., as
                                the Administrative Agent, Syndication Agent and a Lender


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:


                                BEAR, STEARNS & CO.
                                 as Bookrunner and Co-Lead Arranger


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                WELLS FARGO BANK TEXAS, NATIONAL
                                ASSOCIATION, as Documentation Agent, Co-Lead
                                Arranger and a Lender


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:


                                Signature Page to
                              ACS Credit Agreement

ACS BRC HOLDINGS, INC.
ACS BUSINESS PROCESS SOLUTIONS, INC.
ACS BUSINESS RESOURCES CORPORATION
ACS CLAIMS SERVICES, INC.
ACS COMMUNICATIONS INDUSTRY SERVICES, INC.
ACS DATA ENTRY, INC.
ACS DEFENSE, INC.
ACS DESKTOP SOLUTIONS, INC.
ACS ENTERPRISE SOLUTIONS, INC.
ACS FEDERAL HEALTHCARE, INC.
ACS GOVERNMENT SERVICES, INC. (a MARYLAND CORPORATION)
ACS GOVERNMENT SERVICES, INC. (a TEXAS CORPORATION)
ACS GOVERNMENT SYSTEMS, INC.
ACS HEALTH CARE, INC.
ACS HEALTHCARE SOLUTIONS, INC.
ACS IMAGE SOLUTIONS, INC.
ACS LEGAL SOLUTIONS, INC.
ACS LENDER SERVICES, INC.
ACS LENDING, INC.
ACS OUTSOURCING SOLUTIONS, INC.
ACS PACE GROUP, INC.
ACS RETAIL SOLUTIONS, INC.
ACS RTS HOLDINGS, INC.
ACS SECURITIES SERVICES, INC.
ACS SHARED SERVICES, INC.
ACS STATE HEALTH SERVICES, INC.
ACS TRADEONE MARKETING, INC.
ACS TRANSFIRST, INC.
ACS/ECG HOLDINGS, LLC
ASEC INTERNATIONAL, INCORPORATED
BETAC CORPORATION
BETAC INTERNATIONAL CORPORATION
BIRCH & DAVIS HEALTH MANAGEMENT OF HAWAII, INC.
BIRCH & DAVIS HOLDINGS, INC.
BRC TECHNOLOGY SERVICES, INC.
CDSI EDUCATION SERVICES, INC.
CDSI INTERNATIONAL, INC.
CLINTON COMPUTER, INC.
CODERITE, INC.
CODESMITHS, INC.
COMPUTER DATA SYSTEMS SALES, INC.
COMPUTER SYSTEMS DEVELOPMENT, INC.
DIGITAL INFORMATION SYSTEMS COMPANY, LLC.
GENIX CSI, INC.
GOVERNMENT RECORDS SERVICES, INC.
LATRON COMPUTER SYSTEMS, INC.
LATRON HOLDINGS, INC.
LOGAN SERVICES, INC.
MEDIANET, INC.
MICAH TECHNOLOGY SERVICES, INC.
MIDASPLUS, INC.
PENNSYLVANIA ACCOUNTABLE HEALTH PLANS, INC.,
PRETS HOLDINGS, INC.
TENACITY MANUFACTURING COMPANY, INC.
TITLE RECORDS CORPORATION


                                Signature Page to
                              ACS Credit Agreement
                               as Subsidiary Guarantors


                              By:
                                 --------------------------------------------
                                 Name: Nancy P. Vineyard, as Treasurer of each



                              SIGNATURE PAGE 1 OF 6

                                  MG/A FIELDS ROAD LTD. PARTNERSHIP,
                                    as a Subsidiary Guarantor

                                  By:      ACS GOVERNMENT SERVICES, INC.,
                                             its General Partner

                                           By:
                                              ----------------------------------
                                              Name:  Nancy P. Vineyard
                                              Title: Treasurer


                              SIGNATURE PAGE 2 OF 6

                                  FCTC TRANSFER SERVICES, L.P.,
                                    as a Subsidiary Guarantor

                                  By:
                                     ---------------------------------------
                                     Name:  Stuart Chagrin
                                     Title:  General Partner


                              SIGNATURE PAGE 3 OF 6

                                  ACS PROPERTIES, INC.,
                                    as a Subsidiary Guarantor

                                  By:
                                     ---------------------------------------
                                     Name:  Richard Kitchen
                                     Title: Treasurer



                              SIGNATURE PAGE 4 OF 6

                                  ACS MARKETING, LP,
                                    as a Subsidiary Guarantor

                                  By:      AFFILIATED COMPUTER SERVICES,
                                           INC., its General Partner

                                           By:
                                              ------------------------------
                                              Name:  Nancy P. Vineyard
                                              Title: Treasurer



                              SIGNATURE PAGE 5 OF 6

                                  ACS STATE HEALTHCARE, LLC,
                                    as a Subsidiary Guarantor

                                  By:
                                     ---------------------------------------
                                     Name:  Elena Airaghi
                                     Title: Treasurer


                              SIGNATURE PAGE 6 OF 6